Exhibit 99.16

EXECUTION VERSION

NUTRITION & BIOSCIENCES, INC.

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of September 16, 2020

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS

SECTION 1.01.	Definitions of Terms	1

ARTICLE II

ISSUE, DESCRIPTION, TERMS, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

SECTION 2.01.	Designation and Terms of Notes	14

SECTION 2.02.	Form of Notes and Trustee’s Certificate	15

SECTION 2.03.	Denominations; Provisions for Payment	16

SECTION 2.04.	Execution and Authentication	18

SECTION 2.05.	Registration of Transfer and Exchange	19

SECTION 2.06.	Temporary Notes	20

SECTION 2.07.	Mutilated, Destroyed, Lost or Stolen Notes	20

SECTION 2.08.	Cancellation	21

SECTION 2.09.	Benefits of Indenture	21

SECTION 2.10.	Authenticating Agent	21

SECTION 2.11.	Global Notes	22

SECTION 2.12.	CUSIP Numbers	35

SECTION 2.13.	Ranking	35

ARTICLE III

REDEMPTION OF NOTES

SECTION 3.01.	Optional Redemption by the Company	35

SECTION 3.02.	Offer to Repurchase Upon Change of Control Triggering Event	36

i

v

SECTION 14.11.	Counterparts and Electronic Execution	79

SECTION 14.12.	Separability	79

SECTION 14.13.	Assignment	79

SECTION 14.14.	WAIVER OF JURY BY TRIAL	79

SECTION 14.15.	Patriot Act	80

INDENTURE, dated as of September 16, 2020, among Nutrition & Biosciences, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”):

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) $300,000,000 aggregate principal amount of 0.697% Senior Notes due 2022 (the “2022 Notes”), (ii) $1,000,000,000 aggregate principal amount of 1.230% Senior Notes due 2025 (the “2025 Notes”), (iii) $1,200,000,000 aggregate principal amount of 1.832% Senior Notes due 2027 (the “2027 Notes”), (iv) $1,500,000,000 aggregate principal amount of 2.300% Senior Notes due 2030 (the “2030 Notes”), (v) $750,000,000 aggregate principal amount of 3.268% Senior Notes due 2040 (the “2040 Notes”) and (vi) $1,500,000,000 aggregate principal amount of 3.468% Senior Notes due 2050 (the “2050 Notes” and, together with the 2022 Notes, 2025 Notes, 2027 Notes, 2030 Notes and the 2040 Notes, the “Notes”);

WHEREAS, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of Notes:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions of Terms.

The terms defined in this Section (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section and shall include the plural as well as the singular.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold or to be sold in reliance on Rule 144A.

“2022 Notes” has the meaning set forth in the recitals.

“2025 Notes” has the meaning set forth in the recitals.

“2027 Notes” has the meaning set forth in the recitals.

“2030 Notes” has the meaning set forth in the recitals.

“2040 Notes” has the meaning set forth in the recitals.

“2050 Notes” has the meaning set forth in the recitals.

“2022 Notes Par Call Date” has the meaning set forth in Section 3.01.

“2025 Notes Par Call Date” has the meaning set forth in Section 3.01.

“2027 Notes Par Call Date” has the meaning set forth in Section 3.01.

“2030 Notes Par Call Date” has the meaning set forth in Section 3.01.

“2040 Notes Par Call Date” has the meaning set forth in Section 3.01.

“2050 Notes Par Call Date” has the meaning set forth in Section 3.01.

“Additional Notes” has the meaning set forth in Section 2.01(b).

“Affiliate” or “Affiliated” means, with respect to a specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agents” means, collectively, the Trustee, the Escrow Agent, any Registrar and the Paying Agent.

“Applicable Par Call Date” means (i) with respect to the 2022 Notes, the 2022 Notes Par Call Date, (ii) with respect to the 2025 Notes, the 2025 Notes Par Call Date, (iii) with respect to the 2027 Notes, the 2027 Notes Par Call Date, (iv) with respect to the 2030 Notes, the 2030 Notes Par Call Date, (v) with respect to the 2040 Notes, the 2040 Notes Par Call Date and (vi) with respect to the 2050 Notes, the 2050 Notes Par Call Date.

“Applicable Procedures” means the applicable rules and procedures of the Depositary, Euroclear and/or Clearstream.

“Attributable Debt” as used with respect to a Sale and Lease-Back Transaction, means, at the time of determination, the lesser of (a) the fair market value of the Principal Property leased, as determined in good faith by IFF’s Board of Directors, or (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof, including any period for which such lease has been extended, discounted at the rate of interest set forth or implicit in the terms of such lease, as determined in good faith by IFF’s Board of Directors, compounded semi-annually. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (x) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and (y) the net amount determined assuming no such termination.

“Authenticating Agent” means an authenticating agent with respect to all or any of the Notes appointed with respect to all or any series of the Notes by the Trustee pursuant to Section 2.10.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Own,” “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have corresponding meanings.

“Board of Directors” means the Board of Directors of the Company or IFF, as the case may be, or any committee of such Board duly authorized to act generally or in a particular respect for the Company or IFF, as the case may be, hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or IFF, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Business Day” means, with respect to any series of Notes, any day, other than a Saturday, Sunday or other day on which banking institutions in the City of New York are authorized or required by law or regulation to close.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of IFF’s properties or assets and of IFF’s Subsidiaries’ properties or assets taken as a whole to any “person” (as that term is used in Section 13(d)(3) and Section 14(d) of the Exchange Act) other than IFF or one of IFF’s Subsidiaries; (2) the adoption of a plan relating to IFF’s liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined in clause (1) above) becomes the beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of IFF’s then outstanding Voting Stock (measured by voting power rather than number of shares); or (4) IFF consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, IFF, in any such event pursuant to a transaction in which any of IFF’s outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of IFF’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; provided, however, notwithstanding the foregoing, the Transactions, the Merger and the Second Merger shall not constitute a Change of Control under this Indenture.

“Change of Control Offer” has the meaning set for in Section 3.02.

“Change of Control Payment” has the meaning set for in Section 3.02.

“Change of Control Payment Date” has the meaning set for in Section 3.02.

“Change of Control Triggering Event” means, with respect to a series of Notes, the occurrence of both (1) a Change of Control and (2) a Ratings Event. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been completed.

“Clearstream” means Clearstream Banking, société anonyme.

“Collateral” has the meaning assigned to such term in the Escrow Agreement.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under applicable law, then the body performing such duties at such time.

“Company” means Nutrition & Biosciences, Inc., a corporation duly organized and existing under the laws of the State of Delaware, and, subject to the provisions of Article X, shall also include its successors and assigns.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes of the applicable series to be redeemed (assuming the applicable series of Notes to be redeemed matured on the Applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes of the applicable series, assuming the applicable series of Notes matured on the Applicable Par Call Date.

“Comparable Treasury Price” means, with respect to any Redemption Date, (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations, the average of all these quotations.

“Consolidated Net Tangible Assets” means, as of any particular time, the aggregate amount of assets included on IFF’s consolidated balance sheet as of the end of the last fiscal quarter for which financial information is available (less applicable reserves and other properly deductible items) after deducting therefrom: (i) all current liabilities, including current maturities of long-term indebtedness and current maturities of obligations under capital leases; and (ii) the total of the net book values of all assets of IFF and its Subsidiaries properly classified as intangible assets under U.S. generally accepted accounting principles (including goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets).

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at U.S. Bank National Association, Attention: Global Corporate Trust Services, 333 Thornall Street, Edison, NJ 08837, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

“Debt” has the meaning set forth in Section 4.05(a).

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulted Interest” has the meaning set forth in Section 2.03(d).

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.11(d) hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to Notes of any series issuable or issued in whole or in part as a Global Note, the Person designated as depositary by the Company in or pursuant to this Indenture and, unless otherwise provided with respect to Notes of any series, any successor to such Person. If at any time there is more than one such Person, “Depositary” shall mean, with respect to any Notes, the depositary which has been appointed with respect to such Notes pursuant to Section 2.11.

“Distribution” means the distribution by DuPont, pursuant to the Separation and Distribution Agreement, of 100% of the shares of the Company’s common stock to DuPont’s stockholders in an exchange offer, spin-off or a combination thereof.

“DTC” has the meaning set forth in Section 2.02(a).

“DuPont” means DuPont de Nemours, Inc.

“Escrow Account” means a segregated account, established pursuant to the terms of the Escrow Agreement with U.S. Bank National Association, free from all Liens (other than those Liens permitted under the Escrow Agreement).

“Escrow Agent” means U.S. Bank National Association, as escrow agent under the Escrow Agreement or any successor escrow agent as set forth in the Escrow Agreement.

“Escrow Agreement” means the Escrow and Security Agreement dated as of September 16, 2020, among the Company, the Trustee and the Escrow Agent, as amended, supplemented, modified, extended, renewed, restated or replaced in whole or in part from time to time.

“Escrowed Property” means the net proceeds from the offering of the Notes and the Escrow Account where such funds are deposited, as specified in the Escrow Agreement.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Event of Default” means, with respect to the Notes of any series, any event specified in Section 6.01, continued for the period of time, if any, therein designated.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Global Note” means, with respect to any series of Notes, a Note executed by the Company, authenticated by the Trustee, and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with the Indenture, which shall be registered in the name of the Depositary or its nominee.

“Global Note Legend” means the legend set forth in Section 2.11(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Governmental Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“Guarantee” means the guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes pursuant to Article 11.

“Guaranteed Obligations” has the meaning set forth in Section 11.01.

“Guarantor” means each Person that becomes a Guarantor by executing an amended or supplemental indenture pursuant to Section 9.01 and Section 11.03 and, subject to Section 11.04, the successors and assigns of the foregoing.

“Guarantor Business Combination Event” has the meaning set forth in Section 11.04.

“herein,” “hereof” and “hereunder,” and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“IAI Global Note” means a Global Note bearing the Private Placement Legend deposited with or on behalf of and registered in the name of the Depositary or its nominee representing Notes transferred to institutional accredited investors.

“Identifying Numbers” has the meaning set forth in Section 2.12.

“IFF” means International Flavors & Fragrances Inc., a New York corporation.

“IFF Guarantee” has the meaning set forth in Section 11.05.

“IFF Notes Assumption” means, at the election of the Company and IFF, the assumption by IFF of the obligations of the Company with respect to the Notes.

“Indenture” means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the terms hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchasers” means Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

“Interest Payment Date,” when used with respect to any installment of interest on Notes of a particular series, means the date specified in such Note pursuant to Section 2.01 with respect to such series as the fixed date on which an installment of interest with respect to Notes of that series is due and payable.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, if applicable, the equivalent investment grade credit rating from any substitute Rating Agency selected by the Company.

“Issue Date” means September 16, 2020.

“Lien” has the meaning set forth in Section 4.05(a).

“Maturity” means, with respect to the Notes, the date on which the principal of the Notes shall become due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Merger” means the merger of Merger Sub I with and into the Company, whereby the separate corporate existence of Merger Sub I will cease and the Company will continue as the surviving company and a wholly owned subsidiary of IFF.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of December 15, 2019, by and among DuPont, IFF, the Company and Merger Sub I, as it may be amended from time to time.

“Merger Sub I” means Neptune Merger Sub I Inc., a wholly owned Subsidiary of IFF.

“Merger Sub II” means Neptune Merger Sub II LLC, a wholly owned Subsidiary of IFF.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“No Call Date” has the meaning set forth in Section 3.01.

“Noteholder,” “Holder,” “holder,” “holder of Notes,” “registered holder,” or other similar term, means the Person or Persons in whose name or names a particular Note shall be registered on the books of the Company kept for that purpose in accordance with the terms of this Indenture.

“Note Register” has the meaning set forth in Section 2.05.

“Notes” has the meaning set forth in the recitals.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board of Directors, Chief Executive Officer, President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Controller or an Assistant Controller, or the Secretary or an Assistant Secretary of the Company or IFF, as the case may be, that is delivered to the Trustee in accordance with the terms hereof. Each such certificate shall include the statements provided for in Section 14.06, if and to the extent required by the provisions thereof.

“Opinion of Counsel” means an opinion in writing of legal counsel (reasonably acceptable to the Trustee), who may be an employee of or counsel for the Company or IFF, as the case may be, that is delivered to the Trustee in accordance with the terms hereof. Each such opinion shall include the statements provided for in Section 14.06, if and to the extent required by the provisions thereof.

“Outstanding,” when used with reference to any series of Notes, means, subject to the provisions of Section 8.04, as of any particular time, all Notes of that series theretofore authenticated and delivered by the Trustee under this Indenture, except:

(i)    Notes theretofore canceled by the Trustee or any Paying Agent, or delivered to the Trustee or any Paying Agent for cancellation;

(ii)    Notes or portions thereof for the payment or redemption of which moneys or Governmental Obligations in the necessary amount shall have been deposited pursuant hereto in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the holders of such Notes; provided, however, that if such Notes or portions of such Notes are to be redeemed prior to the Maturity thereof, notice of such redemption shall have been given as provided in Article III, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(iii)    Notes in lieu of or in substitution for which other Notes have been authenticated and delivered pursuant to the terms of Section 2.07;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, any Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee for such Notes shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only the Notes which a Responsible Officer of such Trustee actually knows to be so owned shall be so disregarded. Any Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of such Trustee that the pledgee has the right so to act with respect to such Notes and is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear or Clearstream).

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) and interest, if any, on any Notes on behalf of the Company. The Company may act as Paying Agent with respect to any Notes issued hereunder.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity, and includes a “person” as used in Section 13(d)(3) of the Exchange Act.

“Predecessor Notes” means, with respect to any Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

“Principal Property” means the land, improvements, buildings and fixtures (including any leasehold interest therein) constituting the principal corporate office, any manufacturing plant or any manufacturing or research or engineering facility whether owned at or acquired after the date of the Indenture, that is owned or leased by IFF or a Restricted Subsidiary, that is located within the continental United States, and that has a net book value at the time of the determination in excess of the greater of 1% of IFF’s Consolidated Net Tangible Assets or $100 million, unless IFF’s Board of Directors has determined in good faith that such property is not material to the operation of the business conducted by IFF and IFF’s Subsidiaries taken as a whole; provided, however, that IFF’s corporate office located at 521 West 57th Street, New York, New York 10019 will not be deemed a Principal Property.

“Private Placement Legend” means the legend set forth in Section 2.11(g)(1) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Quotation Agent” means the Reference Treasury Dealer selected by the Company.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Moody’s or S&P, or both as the case may be.

“Ratings Event” means the occurrence of the events described in (1) or (2) below on any date during the period commencing 60 days prior to the date of the public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (the “Trigger Period”), which Trigger Period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies: (1) in the event the Notes are rated by both Rating Agencies as Investment Grade, the rating of the Notes shall be reduced so that the Notes are rated below Investment Grade by both Rating Agencies, or (2) in the event the Notes are rated Investment Grade by one Rating Agency and below Investment Grade by the other Rating Agency, the rating of the Notes by either Rating Agency shall be decreased by one or more gradations (including gradations within rating categories, as well as between rating categories) so that the Notes are then rated below Investment Grade by both Rating Agencies.

“Redemption” means the repurchase of any Note by the Company pursuant to Section 3.01.

“Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” has the meaning set forth in Section 3.01(b).

“Redemption Notice Date” means the date on which the trustee provides notice to the Holders of the Notes of a series of the occurrence of a Special Mandatory Redemption Event pursuant to Section 3.04.

“Reference Treasury Dealer” means (a) each of Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC (or their respective Affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of those entities ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) the Company will substitute for those entities another Primary Treasury Dealer; and (b) any other Primary Treasury Dealer(s) selected by the Company.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Registrar” has the meaning set forth in Section 2.05(b).

“Regular Record Date” means (i) with respect to the 2022 Notes, each March 1 and September 1, (ii) with respect to the 2025 Notes, each March 15 and September 15, (iii), with respect to the 2027 Notes, each April 1 and October 1, (iv) with respect to the 2030 Notes, each April 15 and October 15, (v), with respect to the 2040 Notes, each May 1 and November 1 and (vi) with respect to the 2050 Notes, each May 15 and November 15 (in each case whether or not that date is Business Day).

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold or to be sold in reliance on Rule 903.

“Regulation S Temporary Global Note Legend” has the meaning set forth in Section 2.11(g)(1).

“Responsible Officer” when used with respect to the Trustee means any officer of the Trustee with direct responsibility for administration of the Indenture or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of original issue of such Notes.

“Restricted Subsidiary” means any Subsidiary (i) substantially all of whose property is located within the continental United States, (ii) which owns a Principal Property and (iii) in which the Company’s investment exceeds 1% of the aggregate amount of assets included on IFF’s consolidated balance sheet as of the end of the last fiscal quarter for which financial information is available. However, the term “Restricted Subsidiary” shall exclude any Subsidiary that is principally engaged in the leasing and financing of real property.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by IFF or any Restricted Subsidiary of any Principal Property, whether owned at the date of the issuance of the Notes or thereafter acquired, excluding temporary leases of a term, including renewal periods, of not more than three years, that has been or is to be sold or transferred by the Company or any Restricted Subsidiary to such Person with the intention of taking back a lease of this property.

“Second Merger” means the Company’s merger with and into Merger Sub II, with Merger Sub II surviving as a wholly owned subsidiary of IFF.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Register” has the meaning set forth in Section 2.05.

“Separation and Distribution Agreement” means the Separation and Distribution Agreement, dated as of December 15, 2019, by and among DuPont, IFF and the Company, as it may be amended from time to time.

“Special Record Date” has the meaning set forth in Section 2.03(d)(1).

“Special Mandatory Redemption Date” means the date, if any, on which the Notes will be redeemed pursuant to Section 3.04 upon the occurrence of a Special Mandatory Redemption Event, which date will be the date that is 10 Business Days following the Redemption Notice Date.

“Special Mandatory Redemption Event” means an event in which (i) the Escrow Release (as defined in the Escrow Agreement) related to the consummation of the Merger has not occurred on or prior to September 15, 2021 or (ii) the Merger Agreement is validly terminated in accordance with its terms on or prior to September 15, 2021.

“Special Mandatory Redemption Price” means 101% of the aggregate principal amount of the applicable series of Notes, plus accrued and unpaid interest on the principal amount of such series of the Notes to, but excluding, the Special Mandatory Redemption Date.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means (i) any corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by IFF or by one or more of IFF’s Subsidiaries or by IFF and one or more of IFF’s Subsidiaries, (ii) any general partnership, limited liability company, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by IFF, or by one or more of IFF’s Subsidiaries, or by IFF and one or more of IFF’s Subsidiaries and (iii) any limited partnership of which IFF or any of IFF’s Subsidiaries is a general partner.

“Term Loan Agreement” means the Term Loan Credit Agreement, dated as of January 17, 2020, among the Company, Morgan Stanley Senior Funding, Inc., as administrative agent, Credit Suisse AG, Cayman Islands Branch, as syndication agent, and the other lenders and financial institutions party thereto, as amended on August 25, 2020, as further amended and supplemented from time to time.

“Transactions” means the transactions contemplated by the Merger Agreement and the Separation and Distribution Agreement and the various other transaction documents to be entered into by DuPont, N&B Inc. and IFF in connection therewith, which provide for, among other things, the Separation, the Distribution and the Merger.

“Transfer” of any Note encompasses any sale, pledge, transfer, hypothecation or other disposition or any interest therein.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

“Trustee” means U.S. Bank National Association and, subject to the provisions of Article VII, shall also include its successors and assigns, and, if at any time there is more than one Person acting in such capacity hereunder, “Trustee” shall mean each such Person. The term “Trustee” as used with respect to a particular series of the Notes shall mean the trustee with respect to that series.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Voting Stock,” as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

ARTICLE II

ISSUE, DESCRIPTION, TERMS, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

SECTION 2.01. Designation and Terms of Notes.

(a)    The Company hereby creates five series of notes, to be respectively designated the “0.697% Senior Notes due 2022”, “1.230% Senior Notes due 2025”, “1.832% Senior Notes due 2027”, “2.300% Senior Notes due 2030”, “3.268% Senior Notes due 2040” and “3.468% Senior Notes due 2050” pursuant to this Indenture.

(b)    The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The 2022 Notes shall be issued initially in an aggregate principal amount of $300,000,000, the 2025 Notes shall be issued initially in an aggregate principal amount of $1,000,000,000, the 2027 Notes shall be issued initially in an aggregate principal amount of $1,200,000,000, the 2030 Notes shall be issued initially in an aggregate principal amount of $1,500,000,000, the 2040 Notes shall be issued initially in an aggregate principal amount of $750,000,000 and the 2050 Notes shall be issued initially in an aggregate principal amount of $1,500,000,000.

The Company may, from time to time, without the consent of the Holders and in accordance with this Indenture, create and issue additional Notes of any series ranking equally and ratably with, having the same terms and conditions as, the Notes of such series in all respects (other than the original issuance date, the issue price, and, under certain circumstances, the first payment of interest) (“Additional Notes”) so as to form a single series with such series of Notes, including for purposes of voting and redemptions, provided, however, that unless such Additional Notes are issued pursuant to a “qualified reopening” of the original Notes of the relevant series, are otherwise treated as part of the same “issue” of debt instruments as the original Notes of the relevant series or are issued with no more than a de minimis amount of original discount, in each case for United States federal income tax purposes, the Additional Notes will have a different CUSIP number than the original Notes. Any Additional Notes may be issued with the benefit of an Officers’ Certificate of the Company or an indenture supplemental hereto.

(c)    The 2022 Notes will mature on September 15, 2022 and will bear interest at the rate of 0.697% per annum. The 2025 Notes will mature on October 1, 2025 and will bear interest at the rate of 1.230% per annum. The 2027 Notes will mature on October 15, 2027 and will bear interest at the rate of 1.832% per annum. The 2030 Notes will mature on November 1, 2030 and will bear interest at the rate of 2.300% per annum. The 2040 Notes will mature on November 15, 2040 and will bear interest at the rate of 3.268% per annum. The 2050 Notes will mature on December 1, 2050 and will bear interest at the rate of 3.468% per annum.

(d)    Interest shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. The Company will pay interest on the 2022 Notes semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2021.The Company will pay interest on the 2025 Notes semiannually in arrears on April 1 and October 1 of each year, beginning on April 1, 2021. The Company will pay interest on the 2027 Notes semiannually in arrears on April 15 and October 15 of each year, beginning on April 15, 2021. The Company will pay interest on the 2030 Notes semiannually in arrears on May 1 and November 1 of each year, beginning on May 1, 2021. The Company will pay interest on the 2040 Notes semiannually in arrears on May 15 and November 15 of each year, beginning on May 15, 2021. The Company will pay interest on the 2050 Notes semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2021. On each such date (an “Interest Payment Date”), the Company will pay interest to the holders of record (which initially shall be DTC) at the close of business on the Regular Record Date immediately preceding such Interest Payment Date and on the applicable maturity date. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Payments of the principal of and interest on the Notes shall be made in U.S. Dollars, and the Notes shall be denominated in U.S. Dollars.

SECTION 2.02. Form of Notes and Trustee’s Certificate.

(a)    The Notes are to be issuable as registered securities and shall be evidenced by one or more Global Notes. The Notes of each series shall be in substantially the form of Exhibit A hereto (unless otherwise set forth in one or more indentures supplemental hereto or as provided in a Board Resolution of the Company and as set forth in an Officers’ Certificate of the Company), with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements (in addition to any required in accordance with Section 2.11) placed thereon as the Company may reasonably deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law, with any rule or regulation made pursuant thereto, with any rules of any securities exchange, automated quotation system or clearing agency or to conform to usage, as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee as custodian for DTC.

(b)    The Definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution thereof.

(c)    The terms and provisions contained in the Notes of each series shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture with respect to each series of Notes, expressly agree to such terms and provisions and to be bound hereby; provided, however, that to the extent any provision of any Note thereon conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(d)    The Trustee’s certificates of authentication shall be in substantially the following form:

“This is one of the Notes designated therein described in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

By:
Authorized Signatory”

(e)    Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

SECTION 2.03. Denominations; Provisions for Payment.

(a)    The Notes shall be issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)    The place of payment where the Notes may be presented or surrendered for payment, where the principal of and interest and any other payments due on the Notes are payable, where the Notes may be presented and surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the and the Indenture may be served shall be the Corporate Trust Office of the Trustee.

(c)    The interest installment on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date for the Notes of that series shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest installment. In the event that any Note of a particular series or portion thereof is called for redemption and the Redemption Date is subsequent to a

Regular Record Date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Note will be paid upon presentation and surrender of such Note as provided in Section 3.03.

(d)    Any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for Notes of the same series (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered holder on the relevant Regular Record Date by virtue of having been such holder, and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (1) or clause (2) below:

(1)    The Company may make payment of any Defaulted Interest on Notes to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date (“Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Noteholder at his or her address as it appears in the Note Register (as hereinafter defined), not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall be no longer payable pursuant to the following clause (2).

(2)    The Company may make payment of any Defaulted Interest on any Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(e)    Subject to the foregoing provisions of this Section, each Note of a series delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note of such series shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.

SECTION 2.04. Execution and Authentication.

(a)    The Notes shall be signed on behalf of the Company by any one of its Chairman of the Board of Directors, Chief Executive Officer, President or one of its Vice Presidents, its Treasurer or any of its Assistant Treasurers, or its Controller or any of its Assistant Controllers, or its Secretary or any of its Assistant Secretaries, under its corporate seal. Such signatures may be the manual or facsimile signatures of the present or any future such officers.

In case any such officer who shall have signed any of the Notes shall cease to be such officer before the Note so signed shall be authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Note had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution and delivery of this Indenture any such Person was not such an officer. The seal of the Company may be in the form of a facsimile of such seal and may be impressed, affixed, imprinted or otherwise reproduced on the Notes. The Notes may contain such notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication by the Trustee.

(b)    A Note shall not be valid until authenticated manually by an authorized signatory of the Trustee, or by an Authenticating Agent. Such signature shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

(c)    At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes of any series executed by the Company to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Notes, signed by its Chairman of the Board of Directors, Chief Executive Officer, President or any Vice President, its Treasurer or any Assistant Treasurer, or its Controller or any Assistant Controller or its Secretary or any Assistant Secretary, and the Trustee in accordance with such written order shall authenticate and deliver such Notes.

If the Notes shall be represented by one or more Global Notes, then, for purposes of this Section and Section 2.06, the notation of a beneficial owner’s interest therein upon original issuance of such Global Note or upon exchange of a portion of a temporary Global Note shall be deemed to have been delivered in connection with the original issuance of such beneficial owner’s interest in such permanent Global Note.

(d)    In authenticating such Notes and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be provided, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate of the Company and an Opinion of Counsel each stating in addition to the requirements of Section 14.06, that the form and terms thereof have been established in conformity with the provisions of this Indenture.

(e)    The Trustee shall not be required to authenticate such Notes if the issue of such Notes pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

SECTION 2.05. Registration of Transfer and Exchange.

(a)    The Notes of any series may be exchanged upon presentation thereof at the Corporate Trust Office of the Trustee for other Notes of such series of authorized denominations, and for a like aggregate principal amount, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this Section. In respect of any Notes so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in exchange therefor the Note or Notes of the same series that the Noteholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

(b)    The Company shall keep, or cause to be kept, at an office or agency designated for such purpose (the “Registrar”), a register or registers (herein referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall register the Notes and the transfers of Notes as in this Article provided and which at all reasonable times shall be open for inspection by the Trustee. The Registrar shall initially be the Trustee.

Upon surrender for transfer of any Note at the Corporate Trust Office of the Trustee, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in the name of the transferee or transferees a new Note or Notes of the same series as the Note presented for a like aggregate principal amount.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

All Notes presented or surrendered for exchange or registration of transfer, as provided in this Section, shall be accompanied (if so required by the Company or the Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Registrar, duly executed by the registered holder or by such holder’s duly authorized attorney in writing.

(c)    No service charge shall be made for any exchange or registration of transfer of Notes, or issue of new Notes in case of partial redemption of any series, but the Company and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than exchanges pursuant to Section 2.06, the second paragraph of Section 3.03 and Section 9.04 not involving any transfer.

(d)    The Company shall not be required (i) to issue, exchange or register the transfer of any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the Outstanding Notes of the same series and ending at the close of business on the day of such mailing, nor (ii) to register the transfer or exchange of any Notes of any series or portions thereof called for redemption.

(e)    The provisions of this Section 2.05 are, with respect to any Global Note, subject to Section 2.11 hereof.

SECTION 2.06. Temporary Notes.

Pending the preparation of Definitive Notes of any series, the Company may execute, and the Trustee shall authenticate and deliver, temporary Notes in lieu thereof (printed, lithographed or typewritten) in any authorized denomination. Such temporary Notes shall be substantially in the form of the Definitive Notes in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every temporary Note of any series shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the Definitive Notes of such series. Without unnecessary delay, the Company will execute and will furnish Definitive Notes of such series and thereupon any or all temporary Notes of such series may be surrendered in exchange therefor (without charge to the holders), at the Corporate Trust Office of the Trustee, and the Trustee shall authenticate and such office or agency shall deliver in exchange for such temporary Notes an equal aggregate principal amount of Definitive Notes of such series, unless the Company advises the Trustee to the effect that Definitive Notes need not be executed and furnished until further notice from the Company. Until so exchanged, the temporary Notes of such series shall be entitled to the same benefits under this Indenture as Definitive Notes of such series authenticated and delivered hereunder.

SECTION 2.07. Mutilated, Destroyed, Lost or Stolen Notes.

(a)    In case any temporary or Definitive Note shall become mutilated or be destroyed, lost or stolen, the Company (subject to the next succeeding sentence) shall execute, and upon the Company’s authorization and direction the Trustee (subject as aforesaid) shall authenticate and deliver, a new Note of the same series, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant’s Note and of the ownership thereof. The Trustee shall authenticate any such substituted Note and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Note that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Note and of the ownership thereof.

(b)    Every replacement Note issued pursuant to the provisions of this Section shall constitute an additional contractual obligation of the Company whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other

Notes of the same series duly issued hereunder. All Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.08. Cancellation.

Notes surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Company or any Paying Agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be cancelled by it, and no Notes shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. On the prompt written request of the Company at the time of such surrender, the Trustee shall deliver to the Company canceled Notes held by the Trustee. In the absence of such request the Trustee may dispose of canceled Notes in accordance with its standard procedures and, upon written request of the Company, deliver a certificate of disposition to the Company. If the Company shall otherwise acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

SECTION 2.09. Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the holders of the Notes, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Notes.

SECTION 2.10. Authenticating Agent.

(a)    So long as any of the Notes of any series remain Outstanding there may be an Authenticating Agent for any or all such series of Notes which the Trustee shall have the right to appoint. Such Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Notes of such series issued upon exchange, transfer or partial redemption thereof, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Notes by the Trustee shall be deemed to include authentication by an Authenticating Agent for such series. Each Authenticating Agent shall be acceptable to the Company and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by Federal or State authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.

(b)    Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

SECTION 2.11. Global Notes.

(a)    Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Note or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single security for all purposes of this Indenture.

Ownership of beneficial interests in a Global Note will be limited to Participants or Indirect Participants. Upon the issuance of a Global Note, the Depositary or its custodian shall credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Note to the accounts of its Participants. Ownership of beneficial interests in a Global Note shall be shown only on, and the transfer of such ownership interests shall be effected only through, records maintained by the Depositary or its nominee (with respect to interests of Participants) or by any such Participant (with respect to interests of persons held by such Participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Note may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Trustee or any of their agents shall have any responsibility or liability for any aspect of the Depositary’s or any Participant’s records, policies or procedures relating to, or for payments made on account of, beneficial interests in a Global Note or for any other aspect of the relationship between the Depositary and its Participants, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Notwithstanding any provision of this Indenture or any Note to the contrary, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or its nominee unless (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for a Global Note or has ceased to be qualified to act as such as required by this Indenture and the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware of such non-qualification or (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes. All Definitive Notes issued in exchange for a Global Note or any portion thereof shall be registered in such names as the Depositary shall direct. In the event and for so long as Definitive Notes are not issued to any owner of a beneficial interest in a Global Note after the occurrence of one of the events set forth above, the Company expressly acknowledges, with respect to the right of a Holder to pursue a remedy pursuant to Section 6.04, the right of such owner to pursue such remedy with respect to the portion of the Global Note that represents such owner’s Notes as if such Definitive Notes had been issued.

Except in the circumstances referred to in the preceding paragraph, as long as the Depositary, or its nominee, is the registered Holder of a Global Note, the Depositary or such nominee, as the case may be, shall be considered the sole owner and Holder of such Global Note (and of the Notes represented thereby) for all purposes under this Indenture and the Notes. Except in the circumstances referred to in the preceding paragraph, owners of beneficial interests in a Global Note shall not be entitled to have such Global Note or any Notes represented thereby registered in their names, shall not receive or be entitled to receive physical delivery of Definitive Notes in exchange therefor and shall not be considered the owners or Holders of such Global Note (or any Notes represented thereby) for any purpose under this Indenture or the Notes. In addition, no beneficial owner of an interest in a Global Note shall be able to transfer that interest except in accordance with the Depositary’s applicable procedures (in addition to those under the Indenture referred to herein and, if applicable, those of Euroclear and Clearstream). All payments of interest on, principal of, or additional amounts on, a Global Note shall be made to or to the order of the Depositary or its nominee, as the case may be, as the Holder thereof.

Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to Section 2.05, Section 2.07 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Security is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.

Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

(b)    Transfer and Exchange of Global Notes. Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.11, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days of such notice, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes (provided that Regulation S Global Notes at the Company’s election pursuant to this clause may not be exchanged for Definitive Notes prior to (a) the expiration of the Restricted Period and (b) the receipt of any certificates required under the provisions of Regulation S) or (iii) there shall have occurred and be continuing a Default with respect to the Notes and the Depositary requests that one or more Definitive Notes be issued. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.06 and 2.07 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.11, Section 2.06 or Section 2.07 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i) or (ii) above and pursuant to Sections 2.11(c)(3)(ii) and 2.11(d) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.11(b); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.11(c) or (d) hereof.

(c)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes pursuant to this clause (c). Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable, subject to the Applicable Procedures of the Depositary:

(1)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions and procedures set forth in the Private Placement Legend in the case of Restricted Global Notes and in the Regulation S Temporary Global Note Legend in the case of Regulation S Temporary Global Notes. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.11(c)(1).

(2)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.11(c)(1) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of the certificates in the form of Exhibit B. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.11(h) hereof.

(3)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.11(c)(2) hereof and the Registrar receives the following:

(i)    if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(ii)    if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(iii)    if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, a certificate to the Registrar substantially in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof.

(4)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.11(c)(2) hereof and the Registrar receives the following:

(i)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.11(c)(4), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.11(c)(4) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.11(c)(4).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(d)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.

(1)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in clauses (i) or (ii) of Section 2.11(b) hereof and receipt by the Registrar of the following documentation:

(i)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(ii)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(iii)    if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(iv)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(v)    if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (i) through (iv) above, a certificate substantially in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item 3(d) thereof, if applicable;

(vi)    if such beneficial interest is being transferred to the Company or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(vii)    if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.11(h) hereof, and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.11(d) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect

Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.11(d)(1) (except transfers pursuant to clause (vii) above) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)    Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Section 2.11(d)(1)(i) and (iii) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Exhibit B, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (1) or (2) of Section 2.11(b) hereof and if the Registrar receives the following:

(i)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (1) or (2) of Section 2.11(b) hereof and satisfaction of the conditions set forth in Section 2.11(c)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.11(h)hereof, and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.11(d)(4) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.11(d)(4) shall not bear the Private Placement Legend.

(e)    Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(i)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(ii)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(iii)    if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(iv)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(v)    if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (ii) through (iv) above, a certificate substantially in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(vi)    if such Restricted Definitive Note is being transferred to the Company or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(vii)    if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (i) above, the applicable Restricted Global Note, in the case of clause (ii) above, the applicable 144A Global Note, in the case of clause (ii) above, the applicable Regulation S Global Note, and in all other cases, the applicable IAI Global Note.

(2)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(i)    if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)    if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.11(e)(2), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the applicable conditions in this Section 2.11(e)(2), the Trustee (upon a written order from the Company) shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clauses (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(f)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.11(f), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.11(f):

(1)    Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(i)    if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(ii)    if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(iii)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(2)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(i)    if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)    if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.11(f)(2), if the Registrar or the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and The Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(g)    Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(1)    Private Placement Legend. (i) Except as permitted by subparagraph (ii) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) WITHIN THE MEANING OF REGULATION D UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”)), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (I) IN THE CASE OF RULE 144A NOTES, THE DATE WHICH IS ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE THEREOF, THE DATE OF ORIGINAL ISSUANCE OF ANY ADDITIONAL NOTES OR THE LAST DAY ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE AND (II) IN THE CASE OF REGULATION S NOTES, 40 DAYS AFTER THE ORIGINAL ISSUE DATE THEREOF, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO (I) A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (II) AN INSTITUTIONAL ACCREDITED INVESTOR IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000, THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE ISSUER) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (AND AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE

SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(ii)    Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (c)(4), (d)(3), (d)(4), (e)(2), (e)(3), (f)(3), or (f)(3) of this Section 2.11 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2)    Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.11(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.11(b) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.08 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)    Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend (the “Regulation S Temporary Global Note Legend”) in substantially the following form:

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

(h)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.08 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)    General Provisions Relating to Transfers and Exchanges. (1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an authentication order in accordance with Section 2.04(c) hereof or at the Registrar’s request.

(2)    No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.05, 2.06, 2.07 hereof).

(3)    Neither the Registrar nor the Company shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)    The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.03 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption or tendered (and not withdrawn) for repurchase in connection with a redemption or tender offer, in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Regular Record Date or Special Record Date and the next succeeding Interest Payment Date.

(6)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any other Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any other Agent or the Company shall be affected by notice to the contrary.

(7)    Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 2.03 hereof, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(8)    At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.04 hereof.

(9)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.11 to effect a registration of transfer or exchange may be submitted by facsimile.

(10)    The Trustee shall have no responsibility or obligation to any Beneficial Owner of a Global Note, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, Beneficial Owner, or other Person (other than the Depositary) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants, and any Beneficial Owners.

(11)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among the Depositary’s participants, members, or Beneficial Owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 2.12. CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use) or common code, ISIN, or other identifying numbers (collectively, “Identifying Numbers”) and, if so, the Trustee shall use such Identifying Numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such Identifying Numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identifying numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify in writing the Trustee and holders of applicable Notes of any change in the Identifying Numbers of Notes of any series.

SECTION 2.13. Ranking.

The Notes shall constitute the senior indebtedness of the Company and shall rank pari passu in right of payment among themselves and with all of the other existing and future senior indebtedness of the Company.

ARTICLE III

REDEMPTION OF NOTES

SECTION 3.01. Optional Redemption by the Company.

(a)    Except as set forth in Section 3.04, the Notes are not redeemable prior to the earlier of the date of the consummation of the Second Merger and October 15, 2021 (the “No Call Date”). After the No Call Date, the Company may redeem each series of Notes, in whole or in part, at its option, at any time prior to (i) with respect to the 2022 Notes, September 15, 2022 (the “2022 Notes Par Call Date”), (ii) with respect to the 2025 Notes, September 1, 2025 (the “2025 Notes Par Call Date”), (iii) with respect to the 2027 Notes, August 15, 2027 (the “2027 Notes Par Call Date”), (iv) with respect to the 2030 Notes, August 1, 2030 (the “2030 Notes Par Call Date”), (v) with respect to the 2040 Notes, May 15, 2040 (the “2040 Notes Par Call Date”) and (vi) with respect to the 2050 Notes, June 1, 2050 (the “2050 Notes Par Call Date”), at a Redemption Price equal to the greater of the following amounts:

(1)	100% of the principal amount of the Notes of the applicable series to be redeemed on that Redemption Date; and

(2)

the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed on that Redemption Date as calculated by the Company, excluding accrued and unpaid interest on the Redemption Date, discounted to the Redemption Date on a semi-annual basis based at the Treasury Rate, plus (i) 10 basis points in the case of the 2022 Notes, (ii) 15 basis points in the case of the 2025 Notes, (iii) 25 basis points in the case of the 2027 Notes, (iv) 25 basis points in the case of the 2030 Notes, (v) 30 basis points in the case of the 2040 Notes and (vi) 30 basis points in the case of the 2050 Notes, as determined by the Reference Treasury Dealer;

plus, in each case, accrued and unpaid interest on the Notes being redeemed to, but excluding, the Redemption Date.

(b)    On or after (i) the 2025 Notes Par Call Date with respect to the 2025 Notes, (ii) the 2027 Notes Par Call Date with respect to the 2027 Notes, (iii) the 2030 Notes Par Call Date with respect to the 2030 Notes, (iv) the 2040 Notes Par Call Date with respect to the 2040 Notes and (v) the 2050 Notes Par Call Date with respect to the 2050 Notes, the redemption price for the Notes to be redeemed will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the Notes to be redeemed to, but excluding, the Redemption Date (such redemption price, together with the redemption price described in paragraph (a) above, the “Redemption Price”).

Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the holders of the Notes as of the close of business on the relevant Regular Record Date (and any such interest shall not be deemed accrued and unpaid for purposes of payment in respect of any redemption or repurchase). The Redemption Price shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

SECTION 3.02. Offer to Repurchase Upon Change of Control Triggering Event.

(a)    This Section 3.02 shall apply solely from and after consummation of the Merger. Following the Merger, upon a Change of Control Triggering Event in respect of a series of Notes, unless the Company has previously exercised any right to redeem the Notes of such series pursuant to Section 3.01 or 3.04, each Noteholder of such series will have the right to require the Company to repurchase all or any part (in minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes of such series pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, on such Notes repurchased to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following the date upon which the Change of Control Triggering Event occurs or, at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall mail a notice to each Noteholder (with a written copy of such notice to the Trustee on the same day as sent to the holders or at least five (5) Business Days prior to when notice is due to holders if the Company requests the Trustee to send out such notice) describing the terms of the Change of Control Offer and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given, other than as may be required by law (the “Change of Control Payment Date”), pursuant to the procedures required herein and described in such notice. The notice, if given prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being completed on or prior to the Change of Control Payment Date. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of such Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue of compliance with such securities laws or regulations.

(b)    The Company shall not be required to make a Change of Control Offer if a third party makes an offer to purchase the Notes at a purchase price equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest, if any, on such Notes to the date of purchase, in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by the Company and such third party purchases all such Notes properly tendered and not withdrawn under its offer.

(c)    On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all the Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all such Notes or portions of such Notes properly tendered; and (iii) deliver or cause to be delivered to the Trustee for cancellation the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of such Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each holder of such Notes properly tendered the Change of Control Payment for such Notes, and the Trustee, upon receipt of a written request by the Company, shall promptly authenticate and mail (or cause to be transferred by book entry) to each holder of such Notes a new Note equal in principal amount to any unpurchased portion of such Notes surrendered by such holder, if any, in denominations as set forth in this Indenture.

SECTION 3.03. Election to Redeem; Notice of Redemption.

(a)    In case the Company shall desire to redeem all or a portion, as the case may be, of the Notes of any series pursuant to Section 3.01, the Company shall, or shall cause the Trustee to, give notice of such redemption to holders of the Notes of such series to be redeemed in the manner provided in Section 14.03(b) a notice of such redemption not less than 15 days and not more than 60 days before the date fixed for redemption of that series unless a shorter period is specified in the Notes to be redeemed (with notice given to the Trustee of such redemption no later than five (5) Business Days prior to when notice is due to holders), and will give written notice to the Trustee of such redemption at least five days prior to when such notice is sent to the holders of the Notes (unless otherwise agreed by the Trustee). Failure to duly give such notice to the holder of any Note of any series designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Notes of such series or any other series. In the case of any redemption of Notes no later than five (5) Business Days prior to when any notice of redemption is due to holders, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with any applicable restriction.

(b)    Each notice of redemption shall specify and state:

(1)    the Redemption Date;

(2)    the Redemption Price at which Notes of that series are to be redeemed;

(3)    that payment of the Redemption Price of such Notes to be redeemed will be made at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, upon presentation and surrender of such Notes;

(4)    that interest accrued to the date fixed for redemption will be paid as specified in such notice and that from and after such date interest will cease to accrue;

(5)    if less than all of the Outstanding Notes of a particular series are to be redeemed, the identification of the particular Notes to be redeemed;

(6)    in case any Note is to be redeemed in part only, the notice that relates to such Note shall state (i) the portion of the principal amount thereof to be redeemed by CUSIP numbers, and (ii) that on and after the Redemption Date, upon surrender of such Note, a new Note or Notes of such series in principal amount equal to the unredeemed portion thereof will be issued;

(7)    CUSIP numbers or Identifying Numbers, if any, of the Notes to be redeemed;

(8)    a description of conditions on such redemption (if any); and

(9)    such other provisions as may be required in respect of the terms of a particular series of the Notes.

(c)    If less than all the Notes are to be redeemed, upon receipt of such notice by the Trustee, the Trustee shall select, in accordance with the rules of the Depositary, in the case of Global Notes, or by lot or in such other manner the Trustee deems to be fair and appropriate in the case of any certificated Notes, the Notes (or portions thereof) of such series to be redeemed and shall thereafter promptly notify the Company in writing of the CUSIP numbers or Identifying Numbers of the Notes to be redeemed, in whole or in part. No Note of a denomination of $2,000 shall be redeemed in part and Notes may redeemed in part only in integral multiples of $1,000.

Notwithstanding anything else contained in this Section, the selection of the Notes, or portions thereof, that are represented by a Global Note or that are held by or on behalf of a Depositary, in the case of any partial redemption, shall also be made in accordance with the applicable rules and procedures of such Depositary and neither the Trustee nor the Company shall have any liability or responsibility with respect thereto.

(d)    The election of the Company to redeem any Notes of any series pursuant to Section 3.01 shall be evidenced by or pursuant to a Board Resolution. The Company may, if and whenever it shall so elect, by delivery of instructions signed on its behalf by its Chairman of the Board of Directors, Chief Executive Officer, President or any Vice President, instruct the Trustee to call all or any part of the Notes of a particular series for redemption and to give notice of redemption in the manner set forth in this Section, such notice to be in the name of the Company or its own name as the Trustee may deem advisable. In any case in which notice of redemption is to be given by the Trustee, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee, as the case may be, such Note Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee to give any notice by mail that may be required under the provisions of this Section.

SECTION 3.04. Special Mandatory Redemption.

(a)    Upon the occurrence of a Special Mandatory Redemption Event, the Company shall redeem all outstanding Notes at the Special Mandatory Redemption Price on the date set forth in clause (b) below.

(b)    If a Special Mandatory Redemption Event has occurred, the Company will promptly (but in no event later than five Business Days following the occurrence of such Special Mandatory Redemption Event) provide written notice to the Trustee, and the Trustee shall deliver such notice to each registered Holder of such Notes five Business Days following receipt of such notice from the Company which notice shall specify the Special Mandatory Redemption Date. If funds sufficient to pay the Special Mandatory Redemption Price of all Notes to be redeemed on the Special Mandatory Redemption Date are deposited with the Trustee on or before such Special Mandatory Redemption Date, plus accrued and unpaid interest, if any, to but excluding the Special Mandatory Redemption Date, such Notes will cease to bear interest and all rights of the holders under such Notes shall terminate (other than in respect of the right to receive the Special Mandatory Redemption Price, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date). The Escrow Agent may release the Escrowed Property for the purpose of funding the Special Mandatory Redemption Price to the holders of the Notes on the Special Mandatory Redemption Date upon receipt of an Officer’s Certificate of the Company certifying as to such matters. At or prior to 10:00 am, New York City time, on the Special Mandatory Redemption Date, the Company shall deposit with the Paying Agent, or the Trustee, funds sufficient to pay the Special Mandatory Redemption Price for the Notes. Upon the occurrence of the closing of the Merger, the foregoing provisions regarding the Special Mandatory Redemption will cease to apply.

SECTION 3.05. Payment Upon Redemption.

(a)    Prior to 10:00 am on any Redemption Date, the Company shall deposit with the Trustee for the Notes to be redeemed or with a Paying Agent for such Notes (or, if the Company is acting as its own Paying Agent for such Notes, segregate and hold in trust as provided in Section 4.03(b)) an amount of money in the currency or currency unit in which the Notes of such series are payable sufficient to pay the principal amount of (and premium, if any, thereon), and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on, all the Notes which are to be redeemed on that date.

(b)    If the giving of notice of redemption shall have been completed as provided in Section 3.03 or 3.04, the Notes or portions of Notes of the series to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable Redemption Price or Special Mandatory Redemption Price, together with interest accrued to the date fixed for redemption and interest on such Notes or portions of Notes shall cease to accrue on and after the date fixed for redemption, unless the Company shall default in the payment of such Redemption Price or Special Mandatory Redemption Price and accrued interest with respect to any such Note or portion thereof. On presentation and surrender of such Notes on or after the date fixed for redemption at the place of payment specified in the notice, such Notes shall be paid and redeemed at the applicable Redemption Price or Special Mandatory Redemption Price for such series, together with interest accrued thereon to the date fixed for redemption (but if the date fixed for redemption is an Interest Payment Date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the Regular Record Date pursuant to Section 2.01). If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Redemption Date or Special Mandatory Redemption Date at a rate per annum equal to the rate borne by the Note.

(c)    Upon presentation and surrender of any Note of such series that is to be redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the holder of such Note, at the expense of the Company, a new Note or Notes, of any authorized denominations as requested by such holder, of the same series and having the same terms and provisions and in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so presented and surrendered; provided, however, that if a Global Note is so presented and surrendered, such new Note so issued shall be a new Global Note in a denomination equal to the unredeemed portion of the principal of the Global Note so surrendered.

SECTION 3.06. No Redemption at the Option of Holders; No Sinking Fund.

The Notes shall not be redeemable at the option of any holder thereof. The Notes will not have the benefit of any sinking fund.

ARTICLE IV

CERTAIN COVENANTS

SECTION 4.01. Payment of Principal, Premium and Interest.

The Company agrees, for the benefit of each particular series of the Notes, that it will duly and punctually pay or cause to be paid (in the currency or currency unit in which the Notes of such series are payable) the principal of and premium, if any, and the interest on that series of the Notes in accordance with the terms of the Notes of such series and this Indenture.

SECTION 4.02. Maintenance of Office or Agency.

So long as any series of the Notes remain Outstanding, the Company agrees to maintain an office or agency in the Borough of Manhattan, the City and State of New York, with respect to each such series and at such other location or locations as may be designated as provided in this Section 4.02, where (a) Notes of that series may be presented or surrendered for payment, (b) Notes of that series may be presented and surrendered as hereinabove authorized for registration of transfer and exchange, and (c) notices and demands to or upon the Company in respect of the Notes of that series and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company shall, by written notice signed by its Chairman of the Board of Directors, Chief Executive Officer, President or a Vice President and delivered to the trustee, designate some other office or agency for such purposes or any of them.

If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands.

SECTION 4.03. Paying Agents.

(a)    The Company may appoint one or more Paying Agents for the Notes. The Company may change any Paying Agent without prior notice to any holder of the Notes. The Company shall notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Paying Agent, the Trustee shall, to the extent that it is capable, act as such. The Company or any of its domestic Subsidiaries may act as Paying Agent. The Company initially appoints the Trustee to act as the Paying Agent.

(b)    If the Company shall appoint one or more Paying Agents for all or any series of the Notes, other than the Trustee, the Company will cause each such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

(1)    that it will hold all sums held by it as such agent for the payment of the principal of (and premium, if any) or interest on the Notes of that series (whether such sums have been paid to it by the Company or by any other obligor of such Notes) in trust for the benefit of the Persons entitled thereto;

(2)    that it will give the Trustee notice of any failure by the Company (or by any other obligor of such Notes) to make any payment of the principal of (and premium, if any) or interest on the Notes of that series when the same shall be due and payable;

(3)    that it will, at any time during the continuance of any failure referred to in the preceding paragraph (a)(2) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(4)    that it will perform all other duties of Paying Agent as set forth in this Indenture.

(c)    If the Company shall act as its own Paying Agent with respect to any series of the Notes, it will on or before each due date of the principal of (and premium, if any) or interest on Notes of that series, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal (and premium, if any) or interest so becoming due on Notes of that series until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of such action, or any failure (by it or any other obligor on such Notes) to take such action. Whenever the Company shall have one or more Paying Agents for any series of Notes, it will, prior to each due date of the principal of (and premium, if any) or interest on any Notes of that series, deposit with the Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of this action or failure so to act.

(d)    Notwithstanding anything in this Section to the contrary, (1) the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 12.05, and (2) the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

SECTION 4.04. Appointment to Fill Vacancy in Office of Trustee.

(a)    The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 4.05. Limitation on Liens.

(a)    This Section 4.05 shall apply solely from and after consummation of the Merger. Following the Merger, IFF will not, nor will it permit any Restricted Subsidiaries to, issue, incur, create, assume or guarantee any debt for borrowed money, collectively referred to as “Debt,” secured by any mortgage, security interest, pledge, lien, charge or other encumbrance, each a “Lien” and collectively “Liens,” upon any Principal Property or shares of stock (or other equivalents of or interests in equity) or indebtedness of a Restricted Subsidiary without in any such case providing concurrently with the issuance, incurrence, creation, assumption or guaranty of such secured Debt, or the grant of such Lien, that the Notes of each series (together with, at the Company’s option, any other indebtedness of or guarantee by the Company ranking equally with the Notes of each series) shall be secured equally and ratably with (or, at the option of the Company, prior to) such secured Debt, for so long as such Debt is so secured. The foregoing restriction, however, will not apply to Debt secured by:

(1)    Liens on property, shares of stock or indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary, provided that such Liens are not created in anticipation of the transaction in which such Person becomes a Restricted Subsidiary;

(2)    Liens on property acquired by IFF or a Restricted Subsidiary existing at the time of acquisition by IFF or a Restricted Subsidiary;

(3)    Liens on property acquired by IFF or a Restricted Subsidiary and created prior to, at the time of, or within 180 days after the acquisition of such property, or the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property, for the purpose of financing all or any part of the purchase price of such property, such construction or the making of such improvements;

(4)    Liens on property, shares of stock or indebtedness of an entity existing at the time such entity is merged into or consolidated with IFF or a Restricted Subsidiary or at the time of a sale, lease or other disposition of all or substantially all of the properties of a Person as an entirety or substantially as an entirety to IFF or a Restricted Subsidiary, provided that such Lien was not incurred in contemplation of such merger or consolidation or sale, lease or other disposition;

(5)    Liens on IFF’s or a Restricted Subsidiary’s property or in favor of governmental bodies to secure payments of amounts owed under contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such liens;

(6)    Liens to secure indebtedness owing to IFF or a Restricted Subsidiary;

(7)    Liens existing on the date of the Issue Date; or

(8)    extensions, renewals or replacements of any Lien referred to in the foregoing clauses (1) through (7) or of any Debt secured thereby; provided, however, that such extension, renewal or replacement Lien shall secure no larger an amount of Debt than that existing at the time of such extension, renewal or replacement.

(b)    Notwithstanding the restrictions in Section 4.05(a), IFF or a Restricted Subsidiary may issue, incur, create, assume or guarantee Debt secured by a Lien which would otherwise be subject to the foregoing restrictions, without equally and ratably securing the Notes of such series, provided that after giving effect to the Debt secured by such Lien, the aggregate amount of all Debt so secured by Liens (not including Liens permitted under clauses (1) through (8) above) does not exceed the greater of (1) 15% of Consolidated Net Tangible Assets or (2) $500 million.

SECTION 4.06. Limitation on Sale and Lease-Back Transactions.

(a)    This Section 4.06 shall apply solely from and after consummation of the Merger. Following the Merger, IFF covenants that it will not, nor will it allow the Restricted Subsidiaries to, enter into, any Sale and Lease-Back Transaction with respect to any Principal Property, other than any such transaction involving a lease for a term of not more than three years or any such transaction between IFF and one of the Restricted Subsidiaries or between Restricted Subsidiaries, unless at the effective time of such transaction:

(1)    IFF or the Restricted Subsidiary would be entitled, pursuant to the covenant relating to Limitation on Liens set forth in Section 4.05, without equally and ratably securing the Notes of each series, to incur Debt secured by a Lien on the Principal Property involved in such transaction in an amount at least equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction; or

(2)    IFF or the Restricted Subsidiary applies, within 180 days of the effective date of the Sale and Lease-Back Transaction, an amount equal to the greater of (i) the net proceeds of such sale or (ii) the Attributable Debt with respect to such Sale and Lease-Back Transaction, to either, or a combination of, (x) the prepayment or retirement, other than any mandatory retirement, mandatory prepayment or sinking fund payment or payment at Maturity, of debt for borrowed money of IFF or a Restricted Subsidiary, other than debt subordinate to the Notes of each series or debt to IFF or a Restricted Subsidiary, that matures more than 12 months after its creation or (y) the purchase, construction or development of other comparable property.

SECTION 4.07. Limitation on Activities Prior to the Closing of the Merger.

(a)    Prior to the closing of the Merger, the activities of the Company shall be limited to (i) issuing the Notes, (ii) performing its obligations in respect of the Notes under the Indenture and the Escrow Agreement including, if required, redeeming the Notes in accordance with Section 3.04 as applicable, (iii) maintaining its corporate existence, (iv) paying taxes and overhead expenses (including professional fees for legal, tax and accounting services), (v) performing its obligations under the Term Loan Agreement and commitment letters entered into in connection with the Merger, (vi) performing its obligations under the Merger Agreement and the Separation and Distribution Agreement and under the documents relating thereto, (vii) taking actions permitted to be taken under the Merger Agreement and the Separation and Distribution Agreement or the documents related thereto, (viii) entering into certain agreements with DuPont and IFF in connection with the transactions contemplated by the Merger Agreement and the Separation and Distribution Agreement, (ix) providing indemnification to officers and directors, (x) activities incidental to the consummation of the Merger, including any “Internal Reorganization” (as such term is defined in the Separation and Distribution Agreement), the making of intercompany loans, distributions of cash, cash equivalents or equity interests and/or the making of other investments, (xi) issuing shares of the Company to DuPont and distributing them to DuPont stockholders (and amending the Company’s certificate of incorporation to increase the number of authorized shares so as to facilitate such issuance), (xii) conducting the Company’s business to the extent the Company or any of its Subsidiaries conducts such business prior to the closing of the Merger (including, for the avoidance of doubt, with any reasonable modifications to the business consistent with the Merger Agreement and as necessary as a result of the ongoing COVID-19 pandemic), and (xiii) conducting such other activities as are necessary or appropriate to carry out the activities described above; provided, however, any affiliate transaction by and between DuPont and the Company, or among their respective Affiliates, shall be permitted prior to the Merger that DuPont and the Company deem reasonable.

(b)    Prior to the closing of the Merger, except as required or permitted pursuant to the activities described in paragraph (a) of this Section 4.07 and except for any Affiliate transaction permitted by the immediately preceding sentence, the Company and its Subsidiaries will not incur any debt other than the Notes, the loans under the Term Loan Agreement and/or the bridge credit facility or intercompany debt.

ARTICLE V

SECURITYHOLDERS’ LISTS AND REPORTS

BY THE COMPANY AND THE TRUSTEE

SECTION 5.01. Company to Furnish Trustee Names and Addresses of Holders.

If the Trustee is not the Registrar, the Company shall cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Notes of each series.

SECTION 5.02. Preservation of Information; Communications to Holders.

(a)    The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 5.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may dispose of any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(b)    The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by this Indenture or the Notes.

(c)    Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to this Indenture or the Notes.

SECTION 5.03. Reports by the Company.

(a)    Prior to the consummation of the Merger, the Company shall furnish to the holders of Notes and to prospective investors designated by such holders, upon the holders’ request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. From and after the consummation of the Merger, IFF shall send to the Trustee, within 15 days after IFF is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that IFF may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if IFF is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, if any, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

(b)    Any document or report that IFF or the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be delivered to the Trustee at the time such document or report is filed via the EDGAR system (or any successor thereto) for the purposes of this Section 5.03.

(c)    Delivery of reports, information and documents to the Trustee is for informational purposes only and shall not constitute a representation or warranty as to the accuracy or completeness of the reports, information and documents. The Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates of the Company).

SECTION 5.04. Reports by the Trustee.

(a)    On or before May 15 in each year in which any of the Notes are Outstanding, the Trustee shall transmit by mail, first class postage prepaid, to the Noteholders, as their names and addresses appear upon the Security Register, a brief report dated as of the preceding May 15.

(b)    A copy of each such report shall, at the time of such transmission to Noteholders, be filed by the Trustee with (1) the Company, (2) each stock exchange upon which any Notes are listed (if so listed) and (3) the Commission. The Company agrees to notify the Trustee when any Notes become listed on any stock exchange.

SECTION 5.05. No Accountability by Reason of Disclosure.

Each and every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders in accordance with the provisions of this Article V, regardless of the source from which such information was derived and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under this Article V.

ARTICLE VI

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON

EVENT OF DEFAULT

SECTION 6.01. Events of Default.

(a)    Whenever used herein with respect to Notes of a particular series, “Event of Default” means any one or more of the following events that has occurred and is continuing:

(1)    the Company defaults in the payment of any installment of interest upon any of the Notes of that series, as and when the same shall become due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of any indenture supplemental hereto shall not constitute a default in the payment of interest for this purpose;

(2)    the Company defaults in the payment of the principal of (or premium, if any, on) any of the Notes of that series as and when the same shall become due and payable whether at Maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the Maturity of such Notes in accordance with the terms of any indenture supplemental hereto shall not constitute a default in the payment of principal or premium, if any, for this purpose;

(3)    the Company fails to deliver a notice upon the occurrence of a Special Mandatory Redemption Event with respect to the Notes and such default continues for three Business Days after such delivery is required;

(4)    the guarantee of the Notes by IFF ceases to be, or is asserted by the Company or any of the foregoing not to be, in full force or effect or enforceable in accordance with its terms at any point after the consummation of the Merger and the release of the Escrowed Property from the Escrow Account and prior to the IFF Notes Assumption;

(5)    the Company fails to observe or perform any other of its covenants or agreements with respect to that series contained in this Indenture (other than a covenant or agreement that has been expressly included in this Indenture solely for the benefit of one or more series of Notes other than such series) for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the holders of at least 25% in principal amount of the Notes of that series at the time Outstanding;

(6)    the Company, or after the consummation of the Merger, IFF, pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors; or

(7)    a court of competent jurisdiction enters an order under any Bankruptcy Law that (i) is for relief against the Company, or after the consummation of the Merger, IFF, in an involuntary case, (ii) appoints a Custodian of the Company, or after the consummation of the Merger, IFF, for all or substantially all of their respective property, or (iii) orders the liquidation of the Company or after the consummation of the Merger, IFF, and the order or decree remains unstayed and in effect for 90 days.

(b)    If an Event of Default occurs (other than an Event of Default relating to bankruptcy, insolvency or reorganization described in clause (6) and clause (7) above) and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes of that series then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Noteholders), may declare the entire principal of all the Notes of that series to be due and payable immediately, and upon any such declaration the principal, together with accrued interest and all other amounts owing, shall become and shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, notwithstanding anything contained in this Indenture or in the Notes of that series.

If any Event of Default specified in clause (6) and clause (7) above occurs with respect to the Company, all of the unpaid principal amount and accrued interest on all of the Notes of each series then Outstanding shall ipso facto become and be immediately due and payable without any declaration or other act by the Trustee or any Holder.

(c)    At any time after the principal of the Notes of that series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the holders of a majority in aggregate principal amount of the Notes of that series then Outstanding hereunder, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)    the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all matured installments of interest upon all the Notes of that series, (ii) the principal of (and premium, if any, on) any and all Notes of that series that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, (iii) to the extent that such payment is enforceable under applicable law, interest upon overdue installments of interest, at the rate per annum expressed in the Notes of that series to the date of such payment or deposit) and (iv) the amount payable to the Trustee under Section 7.06; and

(2)    any and all Events of Default under the Indenture with respect to such series, other than the nonpayment of principal on Notes of that series that shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.06. No such rescission and annulment shall extend to or shall affect any subsequent default or impair any right consequent thereon.

(d)    In case the Trustee shall have proceeded to enforce any right with respect to Notes of that series under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

(e)    The Trustee may withhold notice to the holders of the Notes of any default (other than an Event of Default relating to the payment on Notes of that particular series) with respect to the Notes of that series if a responsible officer of the Trustee in good faith determines that withholding notice is in the interest of the holders of those Notes. Except in the case of a default in the payment of principal of, or premium, if any, or interest on, any Note that is to be paid by the Trustee, as paying agent, the Trustee shall not be deemed to have knowledge or notice of the occurrence of any default or event of default, unless a responsible officer of the Trustee shall have received written notice from the Company or a holder describing such default or event of default and stating that such notice is a notice of default.

SECTION 6.02. Collection of Indebtedness and Suits for Enforcement by Trustee.

(a)    The Company covenants that:

(1)    in case it shall default in the payment of any installment of interest on any of the Notes of a series as and when the same shall have become due and payable, and such default shall have continued for a period of 90 Business Days, or

(2)    in case it shall default in the payment of the principal of (or premium, if any, on) any of the Notes of that series when the same shall have become due and payable, whether upon Maturity of the Notes of a series or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes of that series, the whole amount that then shall have been become due and payable on all such Notes for principal (and premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the rate per annum expressed in the Notes of that series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 7.06.

(b)    If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Notes of that series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or other obligor upon the Notes of that series, wherever situated.

(c)    In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affected the Company, or its creditors or property, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of Notes of that series allowed for the entire amount due and payable by the Company under the Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Company after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of Notes of that series to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Noteholders, to pay to the Trustee any amount due it under Section 7.06.

(d)    All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to Notes of that series, may be enforced by the Trustee without the possession of any of such Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 7.06, be for the ratable benefit of the holders of the Notes of such series.

(e)    In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

(f)    Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes of that series or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

SECTION 6.03. Application of Moneys Collected.

Any moneys collected by the Trustee with respect to a series of Notes under this Article VI or the Escrow Agreement shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such moneys, and, in case of the distribution of such moneys on account of principal (or premium, if any) or interest, upon presentation of the Notes of that series, stamping thereon the payment if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of costs and expenses of collection and of all amounts payable to the Trustee under Section 7.06; and

SECOND: To the payment of the amounts then due and unpaid upon Notes of such series for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively.

SECTION 6.04. Limitation on Suits.

(a)    No holder of any Note of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)    such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Notes of such series specifying such Event of Default, as hereinbefore provided;

(2)    the holders of not less than 25% in aggregate principal amount of the Notes of such series then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee hereunder;

(3)    such holder or holders shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby;

(4)    the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding; and

(5)    during such 60 day period, the holders of a majority in principal amount of the Notes of that series do not give the Trustee a direction inconsistent with the request.

(b)    Notwithstanding anything contained herein to the contrary, the right of any holder of any Note to receive payment of the principal of (and premium, if any) and interest on such Note, as therein provided, on or after the respective due dates expressed in such Note (or in the case of redemption, on the Redemption Date), or to institute suit for the enforcement of any such payment on or after such respective dates or Redemption Date, shall not be impaired or affected without the consent of such holder, and by accepting a Note hereunder it is expressly understood, intended and covenanted by the taker and holder of every Note of such series with every other such taker and holder and the Trustee, that no one or more holders of the Notes of such series shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes of such series.

(c)    For the protection and enforcement of the provisions of this Section, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 6.05. Rights and Remedies Cumulative; Delay or Omission Not Waiver.

(a)    Except as otherwise provided in Section 2.07, all powers and remedies given by this Article to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Notes.

(b)    No delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or on acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article or by law to the Trustee or the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

SECTION 6.06. Control by Noteholders.

(a)    Subject to Section 6.01(c)(1)(iv), the holders of a majority in aggregate principal amount of the Notes of any series at the time Outstanding, determined in accordance with Section 8.04, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture or be unduly prejudicial to the rights of holders of Notes of any other series at the time Outstanding determined in accordance with Section 8.04.

(b)    Subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

(c)    The holders of a majority in aggregate principal amount of the Notes of any series at the time Outstanding affected thereby, determined in accordance with Section 8.04, may on behalf of the holders of all of the Notes of such series waive any past default in the performance of any of the covenants contained herein with respect to such series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any of the Notes of that series as and when the same shall become due by the terms of such Notes otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee in accordance with Section 6.01(c)). Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the holders of the Notes of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 6.07. Undertaking to Pay Costs.

All parties to this Indenture agree, and each holder of any Notes by such holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding more than 10% in aggregate principal amount of the Outstanding Notes of any series, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note of such series, on or after the respective due dates expressed in such Note or established pursuant to this Indenture.

ARTICLE VII

CONCERNING THE TRUSTEE

SECTION 7.01. Certain Duties and Responsibilities of Trustee.

(a)    The Trustee, prior to the occurrence of an Event of Default with respect to the Notes of a series and after the curing of all Events of Default with respect to the Notes of that series that may have occurred, shall undertake to perform with respect to the Notes of such series such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Notes of a series has occurred (that has not been cured or waived), the Trustee shall exercise with respect to the Notes of that series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)    Within ninety days after the occurrence of an Event of Default with respect to the Notes of a series, the Trustee shall give to the holders of the Notes of such series notice of each default with respect to the Notes of such series actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured before the giving of such notice; but, unless such default be the failure to pay the principal of, or premium, if any, or interest on any of the Notes of such series when and as the same shall become payable, the Trustee shall be protected in withholding such notice, if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the holders of the Notes of such series.

(c)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)    prior to the occurrence of an Event of Default with respect to the Notes of a series and after the curing or waiving of all such Events of Default with respect to that series that may have occurred:

(i)    the duties and obligations of the Trustee shall with respect to the Notes of such series be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Notes of such series except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)    in the absence of bad faith on the part of the Trustee, the Trustee may with respect to the Notes of such series conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirement of this Indenture;

(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes of any series at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Notes of that series; and

(4)    None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

SECTION 7.02. Certain Rights of Trustee.

Except as otherwise provided in Section 7.01:

(a)    the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)    any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Company, by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President and by the Treasurer or an Assistant Treasurer, or the Controller or an Assistant Controller, or the Secretary or an Assistant Secretary thereof (unless other evidence in respect thereof is specifically prescribed herein);

(c)    the Trustee may consult with counsel, investment bankers, accountants or other professionals and the written advice of such counsel, investment bankers, accountants or other professionals or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

(d)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity as it may require against the costs, expenses and liabilities that may be incurred therein or thereby;

(e)    the Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the holders of not less than a majority in principal amount of the Outstanding Notes of the particular series affected thereby (determined as provided in Section 8.04); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

(g)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(i)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and to its agents; provided however, that (i) an Agent shall only be liable to extent of its gross negligence or willful misconduct; and (ii) in and during an Event of Default, only the Trustee, and not any Agent, shall be subject to the prudent person standard;

(j)    the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(k)    anything in this Indenture notwithstanding, in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(l)    in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services (it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances);

(m)    the Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of such Default or Event of Default, as the case may be, has been received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(n)    the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(o)    the permissive right of the Trustee to take or refrain from taking action hereunder shall not be construed as a duty; and

(p)    if at any time the Trustee is served with any arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process in respect of this Indenture, the Collateral or any parts thereof, funds held by it, or the Guarantees (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions), it shall (i) forward a copy of such arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process to the Company and (ii) be authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Trustee complies with any such arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process, the Trustee shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, award, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

SECTION 7.03. Trustee Not Responsible for Recitals, Validity of Notes or Application of Proceeds Thereof.

(a)    The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

(b)    The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.

(c)    The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds of such Notes, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any moneys received by any Paying Agent other than the Trustee.

SECTION 7.04. May Hold Notes.

The Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent or Registrar.

SECTION 7.05. Moneys Held in Trust.

Subject to the provisions of Section 12.05, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon.

SECTION 7.06. Compensation and Reimbursement.

(a)    The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such reasonable compensation as the Company, and the Trustee may from time to time agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify, defend and hold harmless the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability cost, or expense, including without limitation the costs and expenses of enforcing this Indenture (including the indemnification provided herein and of defending itself against any claims), incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises.

(b)    The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes.

(c)    When the Trustee incurs expenses or renders services after an Event of Default occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

(d)    The provisions of this Section 7.06 shall survive the satisfaction and discharge of the Notes, resignation or removal of the Trustee and the termination of this Indenture.

SECTION 7.07. Reliance on Officers’ Certificate.

Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

SECTION 7.08. Reserved.

SECTION 7.09. Corporate Trustee Required; Eligibility.

(a)    There shall at all times be a Trustee with respect to the Notes issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b)    The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee.

(c)    In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

SECTION 7.10. Resignation and Removal; Appointment of Successor.

(a)    The Trustee or any successor hereafter appointed, may at any time resign with respect to the Notes of one or more series by giving thirty days written notice thereof to the Company and by transmitting notice of resignation to the Noteholders of such series in the manner provided in Section 14.03(b). Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to Notes of such series by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted the appointment within 30 days after the giving of such notice of resignation, (1) the resigning Trustee may at the expense of the Company petition any court of competent jurisdiction for the appointment of a successor trustee with respect to Notes of such series or (2) any Noteholder of that series who has been a bona fide holder of a Note or Notes for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee, upon which such court may after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)    In case at any time any one of the following shall occur:

(1)    the Trustee shall fail to comply with the provisions of Section 7.08 after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months; or

(2)    the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder; or

(3)    the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company may remove the Trustee with respect to all Notes and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, unless the Trustee’s duty to resign is stayed as provided herein or (ii) any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of that holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee, upon which such court may after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)    If the Trustee for the Notes of any series shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for the Notes of any series for any cause, the Company, by written instrument executed by order of the Board of Directors, shall promptly appoint a successor Trustee with respect to the Notes of such series and shall comply with the applicable requirements of Section 7.11. If, within six months after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes of such series shall have not been appointed by the Company pursuant to this Section, then holders of a majority in aggregate principal amount of the Notes of any series at the time Outstanding may appoint a successor Trustee for such series by notifying the Company and the retiring Trustee. If no successor Trustee for the Notes of such series shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner required by Section 7.11, and if such Trustee to be replaced is still incapable of acting, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months, on behalf of that holder and all others similarly situated, or the retiring Trustee, at the Company’s expense, may petition any court of competent jurisdiction for the appointment of a successor trustee, upon which such court may after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(d)    The holders of a majority in aggregate principal amount of the Notes of any series at the time Outstanding may at any time remove the Trustee with respect to such series by so notifying the Trustee and the Company and may appoint a successor Trustee for such series with the consent of the Company.

(e)    Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Notes of a series pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

(f)    Any successor trustee appointed pursuant to this Section may be appointed with respect to the Notes of one or more series or all of such series, and at any time there shall be only one Trustee with respect to the Notes of any particular series.

SECTION 7.11. Acceptance of Appointment By Successor.

(a)    In case of the appointment hereunder of a successor trustee with respect to all Notes, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

(b)    In case of the appointment hereunder of a successor trustee with respect to the Notes of one or more (but not all) series, the Company, the retiring Trustee and each successor trustee with respect to the Notes of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor trustee shall accept such appointment and which shall:

(1)    contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor trustee relates;

(2)    contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee; and

(3)    add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any act or failure to act on the part of any other Trustee hereunder.

Upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall with respect to the Notes of that or those series to which the appointment of such successor trustee relates have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture, and each such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor trustee relates; but, on request of the Company or any successor trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Notes of that or those series to which the appointment of such successor trustee relates.

(c)    Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)    No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article.

(e)    Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall transmit notice of the succession of such trustee hereunder to the Noteholders in the manner provided in Section 14.03(b). If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

SECTION 7.12. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 7.13. Reserved.

SECTION 7.14. Authority to Enter Into Escrow Agreement.

The Trustee is authorized and directed to execute, deliver and perform its duties under the Escrow Agreement. The Trustee is also authorized and directed to act on behalf of the holders of the Notes with respect to the Collateral.

ARTICLE VIII

CONCERNING THE NOTEHOLDERS

SECTION 8.01. Evidence of Action by Noteholders.

(a)    Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of the Notes of a particular series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage of that series have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of the Notes of that series in Person or by agent or proxy appointed in writing.

(b)    If the Company shall solicit from the Noteholders of any series any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers’ Certificate, fix in advance a record date for such series for the determination of Noteholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Noteholders of record at the close of business on the record date shall be deemed to be Noteholders for the purposes of determining whether Noteholders of the requisite proportion of Outstanding Notes of that series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Notes of that series shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Noteholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

SECTION 8.02. Proof of Execution by Noteholders.

Subject to the provisions of Section 7.01, proof of the execution of any instrument by a Noteholder (such proof will not require notarization) or his agent or proxy and proof of the holding by any Person of any of the Notes shall be sufficient if made in the following manner:

(a)    The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

(b)    The ownership of Notes shall be proved by the Note Register of such Notes or by a certificate of the Registrar thereof.

(c)    The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

SECTION 8.03. Who May be Deemed Owners.

Prior to the due presentment for registration of transfer of any Note, the Company, the Trustee, any Paying Agent and any Registrar may deem and treat the Person in whose name such Note shall be registered upon the books of the Company as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.03) interest on such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Registrar shall be affected by any notice to the contrary.

So long as the Depositary, or its nominee, is the registered owner of a Global Note, the Depositary or its nominee, as the case may be, shall be considered the sole owner or holder of the Notes represented by the Global Note for all purposes under this Indenture and under the Notes. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the Depositary, with respect to interests of Participants, and on the records of Participants, with respect to interests of persons holding through Participants.

SECTION 8.04. Certain Notes Owned by Company Disregarded.

In determining whether the holders of the requisite aggregate principal amount of Notes of a particular series have concurred in any direction, consent of waiver under this Indenture, the Notes of that series that are owned by the Company or any other obligor on the Notes of that series or by any Person directly or indirectly controlling or controlled by or under common control with the Company or any other obligor on the Notes of that series shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Notes of such series that the Trustee actually knows are so owned shall be so disregarded. The Notes so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

SECTION 8.05. Actions Binding on Future Noteholders.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Notes of a particular series specified in this Indenture in connection with such action, any holder of a Note of that series that is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note, and of any Note issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Notes of a particular series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Notes of that series.

ARTICLE IX

SUPPLEMENTAL INDENTURES

SECTION 9.01. Consent, Waiver or Amendment Without the Consent of Noteholders.

(a)    The Company and the Trustee may amend, waive, supplement or otherwise modify this Indenture, one or more series of the Notes, individually or collectively, or any other agreement or instrument entered into in connection with this Indenture without notice to or consent of any Noteholder, for one or more of the following purposes:

(1)    to cure any ambiguity, mistake or inconsistency in the Indenture; or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors of the Company may deem necessary or desirable and which shall not materially and adversely affect the interests of the Holders of the Notes;

(2)    evidence the succession of another Person to the Company, or successive successions and the assumption by the Company’s successor of the covenants, agreements and obligations of the Company pursuant to Article X, including, without limitation in connection with the Merger and the Second Merger;

(3)    to provide for uncertificated Notes in addition to or in place of certificated Notes;

(4)    to add to the covenants of the Company for the benefit of the holders of all or any series of Notes (and if such covenants are to be for the benefit of less than all series of Notes, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

(5)    to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of Notes, as herein set forth;

(6)    to make any change that does not adversely affect the rights of any Noteholder in any material respect;

(7)    to provide for the issuance of and establish the form and terms and conditions of the Notes of any series as provided in Section 2.01, to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or any series of Notes, or to add to the rights of the holders of any series of Notes;

(8)    to add or change CUSIP numbers or other Identifying Numbers of the Notes of any series upon notice to holders of such Notes;

(9)    to remove any legends placed on a Note in accordance with this Indenture;

(10)    to add any additional Events of Default;

(11)    to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Note of any series Outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and

(12)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than the one Trustee, pursuant to the requirements of Section 7.11.

(b)    The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

(c)    Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 9.02.

SECTION 9.02. Supplemental Indentures With Consent of Noteholders.

(a)    With the consent (evidenced as provided in Section 8.01) of the holders of not less than a majority in aggregate principal amount of the Notes of each series affected by such supplemental indenture or indentures at the time Outstanding, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner not covered by Section 9.01 the rights of the holders of the Notes of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the holders of each Note then Outstanding and affected thereby:

(1)    extend the fixed Maturity of any Notes of any series;

(2)    reduce the principal amount thereof;

(3)    reduce the rate or extend the time of payment of interest thereon;

(4)    reduce any premium payable upon the redemption thereof or;

(5)    reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture;

(6)    modify the right of any holder to receive or sue for payment of principal, premium or interest that would be due at the Stated Maturity therefor; or

(7)    expressly subordinate the obligations of any series of the Notes to other indebtedness of the Company.

(b)    A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of the Notes, or that modifies the rights of the Holders of the Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of the Notes of any other series.

It shall not be necessary for the consent of the Holders of the Notes of any series affected thereby under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

SECTION 9.03. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article or of Section 10.01, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes of the series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.04. Notes Affected by Supplemental Indentures.

Notes of any series affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article or of Section 10.01 may bear a notation in form approved by the Company, provided that such form meets the requirements of any exchange upon which such series may be listed, as to any matter provided for in such supplemental indenture.

If the Company shall so determine, new Notes of that series so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Notes of that series then Outstanding.

SECTION 9.05. Reserved.

SECTION 9.06. Execution of Supplemental Indentures.

(a)    Upon the request of the Company, accompanied by its Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders, if required to consent thereto as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

(b)    In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, in addition to the documents required by Section 14.06, an Opinion of Counsel and an Officers’ Certificate of the Company, each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent in this Indenture to the execution of such supplemental indenture, if any, have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

(c)    Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall transmit in a manner consistent with Section 14.03(b), a notice, setting forth in general terms the substance of such supplemental indenture, to the Noteholders of all series affected thereby. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE X

SUCCESSORS

SECTION 10.01. Consolidation, Merger and Sale of Assets.

(a)    Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Company or IFF with or into any other Person or Persons (whether or not Affiliated with the Company or IFF) or successive consolidations or mergers in which the Company or IFF or their respective successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposition of the assets of the Company or IFF or their respective successor or successors as an entirety, or substantially as an entirety, to any other Person (whether or not Affiliated with the Company or IFF or their respective successor or successors) authorized to acquire and operate the same. In particular:

(1)    the Merger shall be expressly permitted,

(2)    the Second Merger shall be expressly permitted, and

(3)    any other such transaction shall be permitted as long as the entity formed by such consolidation, or into which the Company shall have been merged, or the entity which shall have acquired substantially all of the Company’s or IFF’s assets, as applicable, shall expressly assume, by supplemental indenture, satisfactory in form to the Trustee executed and delivered to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all of the Notes of all series in accordance with the terms of such series and the due and punctual performance and observance of all the covenants and conditions of this Indenture.

(b)    In connection with the Merger, substantially concurrently with the release of the Escrowed Property and the consummation of the Merger, IFF shall, by supplemental indenture substantially in the form attached to this Indenture as Exhibit E (which the Company and the Trustee shall countersign), effective upon the date of the consummation of the Merger, become party to this Indenture as the guarantor of the Notes.

(c)    In connection with the Second Merger, either (i) Merger Sub II, a wholly owned Subsidiary of IFF, shall (a) assume all of the Company’s obligations under the Notes and the Indenture and (b) by supplemental indenture effective upon the date of the consummation of the Second Merger become party to this Indenture as the issuer of the Notes or (ii) the IFF Notes Assumption shall be substantially contemporaneously consummated and IFF, by supplemental indenture substantially in the form attached to this Indenture as Exhibit F (which the Company and the Trustee shall countersign), shall become further party to this Indenture as the issuer of the Notes.

(d)    Upon consummation of the Second Merger, IFF may (but is not obligated to) assume all of the Company’s obligations under the Notes and Indenture through the IFF Notes Assumption; provided, however, if the Company and IFF elect the IFF Notes Assumption, IFF must by supplemental indenture substantially in the form attached to this Indenture as Exhibit F (which the Company and the Trustee shall countersign) become further party to the Indenture as the issuer of the Notes whereupon Merger Sub II will be released from any further obligation under the Notes and this Indenture shall be deemed amended as set forth in such supplemental indenture.

(e)    For the avoidance of doubt, the execution of the supplemental indentures referred to in Sections 10.01(b) and (d) shall each constitute an amendment pursuant to Section 9.01 and, as such, shall not require notice to or consent of any Noteholder.

SECTION 10.02. Successor Substituted.

(a)    In case of any such consolidation, merger, sale, conveyance, transfer or other disposition and upon the assumption by the Company’s successor, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes of all series Outstanding and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company with respect to each series, such successor shall succeed to and be substituted for the Company with the same effect as if it had been named as the Company herein, and thereupon the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

(b)    In case of any such consolidation, merger, sale, conveyance, transfer or other disposition such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

(c)    Nothing contained in this Indenture or in any of the Notes shall prevent the Company from merging into itself or acquiring by purchase or otherwise all or any part of the property of any other Person (whether or not Affiliated with the Company).

SECTION 10.03. Evidence of Consolidation, Etc. to Trustee.

The Trustee, subject to the provisions of Section 7.01, shall be provided an Officers’ Certificate of the Company and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, any such assumption, and any supplemental indenture relating thereto comply with the provisions of this Article and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

ARTICLE XI

GUARANTEES

SECTION 11.01. Guarantees.

(a)    By its execution of this Indenture (by any amendment or supplemental indenture pursuant to Section 9.01), each Guarantor acknowledges and agrees that it receives substantial benefits from the Company and that such Guarantor is providing its Guarantee for good and valuable consideration, including such substantial benefits. Subject to this Article XI, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity or enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that:

(1)    the principal, premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, upon Redemption or otherwise, and interest on the overdue principal, premium, if any, and interest on, of, any interest on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes, will be promptly paid or delivered in full or performed, as applicable, in each case in accordance with this Indenture and the Notes; and

(2)    in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, on a Change of Control Payment Date, upon Redemption or otherwise (collectively, the “Guaranteed Obligations”), in each case subject to Section 11.02.

Upon the failure of any payment when due of any amount so guaranteed, and upon the failure of any performance so guaranteed, for whatever reason, the Guarantors will be jointly and severally obligated to pay or perform, as applicable, the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)    Each Guarantor agrees that its Guarantee of the Guaranteed Obligations is unconditional, regardless of the validity or enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions of this Indenture or the Notes, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in this Indenture and the Notes.

(c)    If any Holder or the Trustee is required by any court or otherwise to return, to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any consideration paid or delivered by the Company or the Guarantors to such Holder or the Trustee, then each Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)    Each Guarantor agrees that any right of subrogation, reimbursement or contribution it may have in relation to the Holders or in respect of any Guaranteed Obligations will be subordinated to, and will not be enforceable until payment in full of, all Guaranteed Obligations. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations; and (ii) if any Guaranteed Obligations are accelerated pursuant to Article 6, then such Guaranteed Obligations will, whether or not due and payable, immediately become due and payable by the Guarantors. Each Guarantor will have the right to seek contribution from any non-paying Guarantor, but only if the exercise of such right does not impair the rights of the Holders under any Guarantee.

SECTION 11.02. Limitation on Guarantor Liability.

Each Guarantor, and, by its acceptance of any Note, each Holder, confirms that each Guarantor and the Holders intend that the Guarantee of each Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. Each of the Trustee, the Holders and each Guarantor irrevocably agrees that the obligations of each Guarantor under its Guarantee will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 11.03. Execution and Delivery of Guarantee.

The execution by each Guarantor of this Indenture (by an amended or supplemental indenture pursuant to Section 9.01) evidences the Guarantee of such Guarantor, and the delivery of any Note by the Trustee after its authentication constitutes due delivery of each Guarantee on behalf of each Guarantor. A Guarantee’s validity will not be affected by the failure of any officer of a Guarantor executing this Indenture or any such amended or supplemental indenture on such Guarantor’s behalf to hold, at the time any Note is authenticated, the same or any other office at each Guarantor, and each Guarantee will be valid and enforceable even if no notation, certificate or other instrument is set upon or attached to, or otherwise executed and delivered to the Holder of, any Note.

SECTION 11.04. When Guarantors May Merge, etc.

(a)    No Guarantor will consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of such Guarantor and its Subsidiaries, taken as a whole, to another Person (other than the Company or another Guarantor or pursuant to Article X ) (a “Guarantor Business Combination Event”), unless the resulting, surviving or transferee Person is such Guarantor or, if not such Guarantor, expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Guarantor Business Combination Event, a supplemental indenture) all of such Guarantor’s obligations under this Indenture and the Notes.

(b)    Before the effective time of any Guarantor Business Combination Event, the Company will deliver to the Trustee an Officer’s Certificate of the Company and Opinion of Counsel, each stating that (i) such Guarantor Business Combination Event (and, if applicable, the related supplemental indenture) complies with Section 11.04(a); and (ii) all conditions precedent to such Guarantor Business Combination Event provided in this Indenture have been satisfied.

(c)    At the effective time of any Guarantor Business Combination Event that complies with Section 11.04(a) and Section 11.04(b), the successor Guarantor (if not the applicable Guarantor) will succeed to, and may exercise every right and power of, such Guarantor under this Indenture and the Notes with the same effect as if such successor Guarantor had been named as a Guarantor in this Indenture and the Notes, and, except in the case of a lease, the predecessor Guarantor will be discharged from its obligations under this Indenture and the Notes.

(d)    For the avoidance of doubt, this Section 11.04 shall have no applicability to IFF following release of IFF’s Guarantee of the Notes pursuant to Section 11.07.

SECTION 11.05. Future Guarantors.

(a)    The Company shall cause IFF to become a Guarantor under the Indenture substantially concurrently with the consummation of the Merger by means of a supplemental indenture in the form attached hereto as Exhibit E (the “IFF Guarantee”).

(b)    On or prior to the 90th day following the consummation of the Merger, if IFF has not consummated the IFF Notes Assumption, the Company shall guarantee on a pari passu basis IFF’s debt securities and syndicated credit facilities and nothing in this Indenture shall prohibit such guarantee. The Guarantee by IFF described in the foregoing clause (a) shall be released upon the IFF Notes Assumption.

SECTION 11.06. Applicability of Certain Provisions of the Guarantors.

(a)    Upon any request or application by any Guarantor to the Trustee to take any action under this Indenture, the Trustee will be entitled to receive an Officer’s Certificate and an Opinion of Counsel pursuant to Article 14 with the same effect as if each reference to the Company in Article 14 or in the definitions of “Officer’s Certificate” or “Opinion of Counsel” were instead a reference to such Guarantor; provided, however, that no such Officer’s Certificate or Opinion of Counsel shall be necessary or provided in connection with the IFF Guarantee or the IFF Notes Assumption.

(b)    Any notice or demand that this Indenture requires or permits to be given by the Trustee, or by any Holders, to the Company may instead be given to any Guarantor.

SECTION 11.07. Release of Guarantor.

IFF’s Guarantee of the Notes shall be automatically released upon the IFF Notes Assumption (and IFF shall thereafter be the obligor under the Notes).

ARTICLE XII

SATISFACTION AND DISCHARGE AND DEFEASANCE

SECTION 12.01. Satisfaction and Discharge of Indenture.

(a)    If at any time:

(1)    the Company shall have delivered to the Trustee for cancellation all Notes of a series theretofore authenticated (other than any Notes that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.07 and Notes for whose payment money or Governmental Obligations have theretofore been deposited in trust or segregated and held in trust by the Company and thereupon repaid to the Company or discharged from such trust, as provided in Section 12.05); or

(2)    all such Notes of a particular series not theretofore delivered to the Trustee for cancellation (i) shall have become due and payable, are by their terms to become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption; and (ii) the Company shall (in the case of (1) and (2) herein): (A) deposit or cause to be deposited with the Trustee as trust funds the entire amount in moneys or Governmental Obligations sufficient or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay at Maturity or upon redemption all Notes of that series not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest due or to become due to such date of Maturity or date fixed for redemption, as the case may be; (B) pay or cause to be paid all other sums payable hereunder with respect to such series by the Company; and (C) deliver an Officer’s Certificate of the Company and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series have been complied with, then this Indenture shall thereupon cease to be of further effect with respect to such series, and the Trustee, on demand of the Company and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to such series.

(b)    Notwithstanding the foregoing, the provisions of Sections 2.03, 2.05, 2.07, 4.01, 4.02, 4.03 and 7.10 shall survive until the date of Maturity or Redemption Date, as the case may be, and Sections 7.06 and 12.05 shall survive to such date and thereafter.

SECTION 12.02. Defeasance and Covenant Defeasance.

In addition to discharge of this Indenture pursuant to Section 12.01, the Company may at its option elect at any time either to effect: (i) a defeasance and discharge of the Notes of any particular series under Section 12.02(a) below; or (ii) a covenant defeasance of the Notes of any particular series under Section 12.02(b) below; in each case upon compliance with the applicable conditions set forth in Section 12.02(b).

(a)    Upon election by the Company to effect a defeasance and discharge of the Notes of any series under this Section 12.02(a) and satisfaction of the conditions precedent set forth in Section 12.02(b) with respect to the Notes of such series, the Company shall be deemed to have paid and discharged the Notes of such series and the Company shall be deemed to have satisfied all its other obligations under such Notes and all its other obligations relating to such Notes under the Indenture, except for Sections 2.03, 2.05, 2.07, 4.01, 4.02, 4.03, 7.06, 7.10 and 12.05 of the Indenture that shall survive until the Notes of such series mature and are paid. Thereafter, Sections 7.06 and 12.05 of this Indenture shall survive with respect to the Notes of such series.

(b)    Upon election by the Company to effect a covenant defeasance with respect to the Notes of any series under this Section 12.02(b), the Company shall be released from its obligations under any covenants applicable to the Notes of such series which are subject to defeasance under the terms of this Indenture on or after the date the conditions precedent set forth in Section 12.02(b) are satisfied (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any covenant applicable to such series which is subject to defeasance under the terms established with respect to such series pursuant to this Indenture.

(c)    The following shall be conditions precedent to the application of Sections 12.02(a) and 12.02(b):

(1)    with respect to Section 12.02(a) or Section 12.02(b), the Company shall have deposited or cause to be deposited irrevocably with the Trustee, as trust funds in trust for the purpose of making the following payments and specifically pledged as security for and dedicated solely to the benefit of the holders of the Notes to be defeased, cash in U.S. dollars (or such other money or currencies as shall then be legal tender in the United States) and/or Governmental Obligations, which through the scheduled payment of interest and principal in respect thereof, in accordance with their terms, will be provided (and without reinvestment and assuming no tax liability will be imposed on the Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to discharge principal (including premium, if any) and interest on such Notes on the Stated Maturity of such principal or installment of principal or interest on the dates on which such installments of principal and interest are due, in accordance with the terms of this Indenture and such Notes;

(2)    in the case of defeasance under Section 12.02(a), the Company shall have delivered to the Trustee an Opinion of Counsel based on the fact that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling (which ruling may be, but need not be, issued with respect to the Company) or (B) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and such opinion shall confirm (i) that all conditions precedent to such defeasance have been satisfied and (ii) that the holders of the Outstanding Notes of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

(3)    in the case of covenant defeasance under Section 12.02(b), the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, and such opinion shall confirm that, (i) that all conditions precedent to such defeasance have been satisfied and (ii) the holders of the Outstanding Notes of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

(4)    such deposit and defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(5)    the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance and discharge under (a) or the covenant defeasance under (b) (as the case may be) have been complied with;

(6)    such defeasance and discharge or covenant defeasance will not cause the Trustee to have a conflicting interest; and

(7)    the Company has paid or caused to be paid all other sums payable with respect to the Notes to be defeased.

SECTION 12.03. Deposited Moneys to be Held in Trust.

All moneys or Governmental Obligations deposited with the Trustee pursuant to Sections 12.01 or 12.02 shall be held in trust and shall be available for payment as due, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the holders of the particular series of Notes for the payment or redemption of which such moneys or Governmental Obligations have been deposited with the Trustee.

SECTION 12.04. Payment of Moneys Held by Paying Agents.

In connection with the satisfaction and discharge of this Indenture, all moneys or Governmental Obligations then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys or Governmental Obligations.

SECTION 12.05. Repayment to Company.

Any moneys or Governmental Obligations deposited with any Paying Agent or the Trustee, or then held by the Company, in trust for payment of principal of or premium or interest on the Notes of a particular series that are not applied but remain unclaimed by the holders of such Notes for at least two years after the date upon which the principal of (and premium, if any) or interest on such Notes shall have respectively become due and payable, shall be repaid to the Company on May 31 of each year or (if then held by the Company) shall be discharged from such trust; and thereupon the Paying Agent and the Trustee shall be released from all further liability with respect to such moneys or Governmental Obligations, and the holder of any of the Notes entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof.

SECTION 12.06. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with either Section 12.01 or Section 12.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining, or otherwise prohibiting such application, then the Company’s obligations under the Notes to be defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article XI until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.01 or Section 12.02; provided, however, that if the Company makes any payment of principal of (and premium, if any) or interest on any such Notes following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE XIII

IMMUNITY OF INCORPORATORS, STOCKHOLDERS,

OFFICERS AND DIRECTORS

SECTION 13.01. Immunity of Incorporators, Stockholders, Officers and Directors.

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor to the Company, either directly or through the Company or any such predecessor or successor to the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor to the Company, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Notes.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

SECTION 14.01. Effect on Successors and Assigns.

All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind their respective successors and assigns, whether so expressed or not.

SECTION 14.02. Actions by Successor.

Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

SECTION 14.03. Notices.

(a)    Any request, demand, authorization, direction, notice, consent or waiver or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1)    the Trustee for a series of the Notes by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing (which may be via facsimile or electronic mail) to or with the Trustee at its Corporate Trust Office, or if sent by facsimile or electronic transmission, to a facsimile number or e-mail provided by the Trustee, with a copy mailed, first class postage prepaid to the Trustee addressed to it as provided above; or

(2)    the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if furnished in writing (which may be via facsimile) and mailed, first class postage prepaid, addressed (i) in the case of the Company prior to the Merger, to Nutrition & Biosciences, Inc., 974 Centre Road, Wilmington, DE 19805 (or at any other address previously furnished in writing to such Trustee by the Company) and (ii) in the case of the Company following the merger or of IFF, to International Flavors & Fragrances Inc., 521 West 57th Street, New York, New York 10019 (or at any other address previously furnished in writing to such Trustee by IFF), Attention: Chief Financial Officer, or if sent by facsimile transmission, to a facsimile number provided to the Trustee by the Company or IFF, as applicable, with a copy mailed, first class postage prepaid, to the Company or IFF, as applicable addressed to the Company or IFF, as applicable, as provided above.

(b)    Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) to Holders of the Notes if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at his or her address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders of the Notes is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders of the Notes given as provided herein. Any notice mailed in the manner prescribed by this Indenture shall be conclusively deemed to have been given whether or not received by any particular Holder. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of the Notes by mail, then such notification as shall be made with the reasonable approval of the Trustee for such Notes shall constitute a sufficient notification for every purpose hereunder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee for such Notes, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In the case of any Global Notes, notices to Holders thereof shall be deemed to have been “mailed” for purposes of this Indenture if given in accordance with the Applicable Procedures of the Depositary.

SECTION 14.04. Governing Law and Jurisdiction.

This Indenture and each Note shall be governed by, and construed in accordance with, the laws of the State of New York. To the fullest extent permitted by applicable law, the Company and each Guarantor hereby irrevocably (a) submits to the jurisdiction of any Federal or state court located in the Borough of Manhattan in The City of New York, New York in connection with any suit, action or proceeding related to this indenture (including the guarantees) or the Notes and (b) irrevocably waives to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding brought in such courts.

SECTION 14.05. Treatment of Notes as Debt.

It is intended that the Notes will be treated as indebtedness and not as equity for federal income tax purposes. The provisions of this Indenture shall be interpreted to further this intention.

SECTION 14.06. Compliance Certificates and Opinions.

(a)    Upon any application or demand by the Company to the Trustee for any series of the Notes to take any action under any of the provisions of this Indenture or any supplement hereto, the Company, shall furnish to such Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

(b)    Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include:

(1)    a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)    a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 14.07. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion, certificate or representations with respect to matters upon which his certificate or opinion is based are erroneous.

Any such Opinion of Counsel or certificate or representations may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 14.08. Payments on Business Days.

In any case where the date of Maturity of interest or principal of any Note or the date of redemption of any Note shall not be a Business Day, then payment of interest or principal (and premium, if any) may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of Maturity or redemption, and no interest shall accrue for the period after such nominal date.

SECTION 14.09. Reserved.

SECTION 14.10. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 14.11. Counterparts and Electronic Execution.

This Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and such signatures shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture (including, without limitation, the Notes, the Guarantee and any Officers’ Certificate) shall be deemed to include electronic signatures, including without limitation, digital signature provided by Docusign (or such other digital signature provider as specified in writing to Trustee by the authorized representative), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 14.12. Separability.

In case any one or more of the provisions contained in this Indenture or in the Notes of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Notes, but this Indenture and such Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 14.13. Assignment.

The Company will have the right at all times to assign any of its rights or obligations under this Indenture to a direct or indirect wholly-owned Subsidiary with the written consent of the Trustee, provided that, in the event of any such assignment, the Company, will remain liable for all such obligations. Subject to the foregoing, the Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties thereto.

SECTION 14.14. WAIVER OF JURY BY TRIAL.

EACH OF THE COMPANY, THE TRUSTEE AND THE HOLDERS, BY THEIR ACCEPTANCE OF THE NOTES, HEREBY IRREVOCABLY

WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AS AMONG THE COMPANY AND THE TRUSTEE ONLY ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

SECTION 14.15. Patriot Act.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, the Company agrees to provide to the Trustee, upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

NUTRITION & BIOSCIENCES, INC.

By:	/s/ Francis X. Markey
	Name:	Francis X. Markey
	Title:	Vice President and Assistant Treasurer

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:	/s/ Annette M. Marsula
	Name:	Annette M. Marsula
	Title:	Vice President

Exhibit A

[Insert Private Placement Legend, if applicable, pursuant to Section 2.11(g)(1) of the Indenture]

[Insert Global Note Legend, if applicable, pursuant to Section 2.11(g)(2) of the Indenture]

[Insert Regulation S Temporary Global Note Legend, if applicable, pursuant to Section 2.11(g)(3) of the Indenture]

Nutrition & Biosciences, Inc.

% Senior Notes due

No.	CUSIP NO.
ISIN NO.

$

[as revised by “Exchanges of Interests in the Global Note,” attached hereto][1]

Nutrition & Biosciences, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of          Dollars[, or such greater or lesser amount set forth on “Exchanges of Interests in the Global Note,” attached hereto,]1 on                     and to pay interest thereon from                      or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on                      and                      in each year, commencing                     , at the rate of                      % per annum, until the principal hereof is paid or made available for payment; provided that any principal and any such installment of interest that is overdue shall bear interest at the rate of      % per annum (to the extent that payment of such interest shall be legally enforceable) from the dates such amounts are due until they are paid or made available for payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Indenture provides conditions under which the Company’s obligations hereunder may be assumed by IFF, whereupon the Company shall be released from all further obligation hereunder and under the Indenture and references herein and therein to the Company shall thereafter be deemed to be to IFF.

The interest so payable, and punctually paid or duly provided for (except for Defaulted Interest), on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be on                      or                      (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date even if the Notes are cancelled, repurchased or redeemed after the Regular Record Date and on or before the

[1]	Include this provision if this Security is a Global Note.

Exhibit A-1

Interest Payment Date (and any such interest shall not be deemed accrued and unpaid for purposes of payment in respect of any redemption or repurchase). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

The term “Business Day” means any day, other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or required by law or regulation to close.

[Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York or at the Corporate Trust Office of the Trustee, in its capacity as Paying Agent, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payments of interest will be made by wire transfer if a Noteholder of at least $1,000,000 in principal amount of the Notes has given wire transfer instructions to the Trustee at least 15 Business Days prior to the applicable Interest Payment Date.]2

[Payments in respect of the Notes (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by the Depositary.]3

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[2]	Include this provision if this Note is not a Global Note.
[3]	Include this provision if this Note is a Global Note.

Exhibit A-2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated

NUTRITION & BIOSCIENCES, INC.

By:
Name:
Title

Trustee’s Certificate of Authentication

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory

Exhibit A-3

(Form of Reverse of Note)

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued under an Indenture, dated as of September 16, 2020 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture). This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $        . Reference is hereby made to the Indenture and all indentures supplemental thereto or Officer’s Certificates for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Noteholders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

In the event of redemption or repurchase of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Noteholder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case, upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification or waiver of the rights and obligations of the Company and the rights of the Noteholders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Noteholders of a majority in aggregate principal amount of the Notes at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Noteholders of all of the Notes, to waive compliance with certain provisions of the Indenture and certain past Defaults (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Noteholders affected) under the Indenture and their consequences. Any such consent or waiver by the Noteholders of this Note shall be conclusive and binding upon such Noteholders and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Noteholders of this Note shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Noteholders shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Noteholders of not less than 25% in aggregate principal

Exhibit A-4

amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee satisfactory indemnity, and the Trustee shall not have received from the Noteholders of a majority in aggregate principal amount of the Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Noteholders of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Noteholders hereof or its attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of the Notes of like tenor of a different authorized denomination, as requested by the Noteholders surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Exhibit A-5

ASSIGNMENT FORM

To assign this Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your name:
(Print your name exactly as it appears on the face of this note)

Your
	signature:	(Sign exactly as your name appears on the face of this note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A-6

EXCHANGES OF INTERESTS IN THE GLOBAL NOTE4

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Security Custodian

[4]	If this Security is Global Note, include this provision.

Exhibit A-7

Exhibit B

FORM OF CERTIFICATE OF TRANSFER

Nutrition & Biosciences, Inc.

974 Centre Road

Wilmington, DE 19805

Email:

Attention:

With a copy to:

International Flavors & Fragrances Inc.

521 West 57th Street

New York, New York 10019

Email:

Attention:

U.S Bank National Association

Attn: Corporate Trust Settlement Services

111 Fillmore Ave.

St. Paul, Minnesota 55107

Re: Nutrition & Biosciences, Inc.     % Senior Notes due 20

Reference is hereby made to the Indenture, dated as of September 16, 2020, as amended or supplemented from time to time (the “Indenture”), among Nutrition & Biosciences, Inc.[, the Guarantors named therein] and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.    [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

Exhibit B-1

2.    [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than a Purchaser or pursuant to Rule 144A). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3.    [[    ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)    [    ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)    [    ] such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)    [    ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and, if applicable, in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)    [    ] such Transfer is for at least $100,000 principal amount of Note and is being effected to an Institutional Accredited Investor and pursuant to an

Exhibit B-2

exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Note and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel, in form and from counsel reasonably acceptable to the Company, provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or a Restricted Definitive Note and in the Indenture and the Securities Act.]

4.    [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a)    [    ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)    [    ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)    [    ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities

Exhibit B-3

Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

Exhibit B-4

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Exhibit B-5

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	[ ] a beneficial interest in the:

(i)     [    ] 144A Global Note (CUSIP [                    ]), or

(ii)     [    ] Regulation S Global Note (CUSIP [                    ]), or

[(iii)     [    ] IAI Global Note (CUSIP [                    ]), or]

(b)	[ ] a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	[ ] a beneficial interest in the:

(i)     [    ] 144A Global Note (CUSIP [                    ]), or

(ii)     [    ] Regulation S Global Note (CUSIP [                    ]), or

[(iii)     [    ] IAI Global Note (CUSIP [                    ]), or]

(iv)     [    ] Unrestricted Global Note (CUSIP [                    ]); or

(b)	[ ] a Restricted Definitive Note; or

(c)     [    ] an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

Exhibit B-6

Exhibit C

FORM OF CERTIFICATE OF EXCHANGE

Nutrition & Biosciences, Inc.

974 Centre Road

Wilmington, DE 19805

Email:

Attention:

With a copy to:

International Flavors & Fragrances Inc.

521 West 57th Street

New York, New York 10019

Email:

Attention:

U.S Bank National Association

Attn: Corporate Trust Settlement Services

111 Fillmore Ave.

St. Paul, Minnesota 55107

Re:	Nutrition & Biosciences, Inc. % Senior Notes due 20

Reference is hereby made to the Indenture, dated as of September 16, 2020, as amended or supplemented from time to time (the “Indenture”), am among Nutrition & Biosciences, Inc.[, the Guarantors named therein] and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1)    EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

a)    [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance

Exhibit C-1

with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b)    [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

c)    [    ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d)    [    ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2)    EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

Exhibit C-2

a)    [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b)    [    ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [                    ] 144A Global Note [                    ] Regulation S Global Note [                    ] [IAI Global Note,] with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Exhibit C-3

Exhibit D

FORM OF CERTIFICATE OF EXCHANGE

Nutrition & Biosciences, Inc.

974 Centre Road

Wilmington, DE 19805

Email:

Attention:

With a copy to:

International Flavors & Fragrances Inc.

521 West 57th Street

New York, New York 10019

Email:

Attention:

U.S Bank National Association

Attn: Corporate Trust Settlement Services

111 Fillmore Ave.

St. Paul, Minnesota 55107

Re: Nutrition & Biosciences, Inc.     % Senior Notes due 20

Reference is hereby made to the Indenture, dated as of September 16, 2020, as amended or supplemented from time to time (the “Indenture”), among Nutrition & Biosciences, Inc.[, the Guarantors named therein,] and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $             aggregate principal amount of:

(a)	☐ a beneficial interest in a Global Note, or

(b)	☐ a Definitive Note,

we confirm that:

1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

Exhibit D-1

2.    We understand that the offer and sale of the Notes has not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any Subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) inside the United States in a minimum principal amount of $100,000 of Notes to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel, in form and from counsel reasonably acceptable to the Company, to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter, and not with a view to any distribution of the Notes.

6.     The source of funds to be used to pay for the Notes purchased by us does not include assets of any employee benefit plan (other than a plan exempt from the coverage of ERISA) or plan or any other entity the assets of which consist of “plan assets” of employee benefit plans or plans as defined in Department of Labor regulation Section 2510.3-101, as amended by Section 3(42) of ERISA (the “Plan Asset Regulation”). As used in this paragraph, the term “employee benefit plan” shall have the meaning assigned to such term in Section 3(3) of ERISA, and the term “plan” shall have the meaning assigned thereto in Section 4975(e)(1) of the Code.

Exhibit D-2

7.    We either (A) are, and for so long as we hold any Notes, will be, a “venture capital operating company” or wholly owned by a “venture capital operating company” or (B) do not have, and for so long as we hold any Notes, will not have, “significant equity participation” by benefit plan investors pursuant to the Plan Asset Regulation. The term “venture capital operating company” shall have the meaning assigned to such term in the Plan Asset Regulation.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Exhibit D-3

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

Exhibit D-4

Exhibit E

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY GUARANTORS

                     Supplemental Indenture (this “Supplemental Indenture”), dated as of                      among Nutrition & Biosciences, Inc., a Delaware corporation (the “Company”),                     (the “Guarantor”), and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended, modified or supplemented from time to time, the “Indenture”), dated as of September 16, 2020, providing for the issuance of (i) $300,000,000 aggregate principal amount of 0.697% Senior Notes due 2022 (the “2022 Notes”), (ii) $1,000,000,000 aggregate principal amount of 1.230% Senior Notes due 2025 (the “2025 Notes”), (iii) $1,200,000,000 aggregate principal amount of 1.832% Senior Notes due 2027 (the “2027 Notes”), (iv) $1,500,000,000 aggregate principal amount of 2.300% Senior Notes due 2030 (the “2030 Notes”), (v) $750,000,000 aggregate principal amount of 3.268% Senior Notes due 2040 and (vi) $1,500,000,000 aggregate principal amount of 3.468% Senior Notes due 2050 (together with the 2022 Notes, 2025 Notes, 2027 Notes, 2030 Notes and the 2040 Notes, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guarantor may execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1)    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)    Agreement to Guarantee. The Guarantor hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 11 thereof. [To be added for Guarantee by IFF: This Guarantee by the Guarantor shall be automatically released upon the IFF Notes Assumption.]

(3)    Execution and Delivery. The Guarantor agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

Exhibit E-1

(4)    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(5)    Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and such signatures shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, including without limitation, digital signature provided by Docusign (or such other digital signature provider as specified in writing to Trustee by the authorized representative), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

(6)    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(7)    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantor.

(8)    Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

(9)    Representations and Warranties by Guarantor. The Guarantor hereby represents and warrants to the Trustee that this Supplemental Indenture has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and the terms of the Indenture.

[Signature pages follow]

Exhibit E-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

NUTRITION & BIOSCIENCES, INC.

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature page to Supplemental Indenture]

Exhibit F

FORM OF SUPPLEMENTAL INDENTURE FOR ASSUMPTION

                     Supplemental Indenture (this “Supplemental Indenture”), (this “Supplemental Indenture”), dated as of                      among Nutrition & Biosciences, Inc., a Delaware corporation (the “Company”), International Flavors & Fragrances Inc., a New York corporation (“IFF”), and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended, modified or supplemented from time to time, the “Indenture”), dated as of September 16, 2020, providing for the issuance of (i) $300,000,000 aggregate principal amount of 0.697% Senior Notes due 2022 (the “2022 Notes”), (ii) $1,000,000,000 aggregate principal amount of 1.230% Senior Notes due 2025 (the “2025 Notes”), (iii) $1,200,000,000 aggregate principal amount of 1.832% Senior Notes due 2027 (the “2027 Notes”), (iv) $1,500,000,000 aggregate principal amount of 2.300% Senior Notes due 2030 (the “2030 Notes”), (v) $750,000,000 aggregate principal amount of 3.268% Senior Notes due 2040 and (vi) $1,500,000,000 aggregate principal amount of 3.468% Senior Notes due 2050 (together with the 2022 Notes, 2025 Notes, 2027 Notes, 2030 Notes and the 2040 Notes, the “Notes”);

WHEREAS, the Indenture provides that substantially contemporaneously with the Company’s merger with and into Neptune Merger Sub II LLC, a wholly owned subsidiary of IFF, IFF, at the election of the Company and IFF, may assume the obligations of the Company with respect to the Notes and the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1)    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)    Assumption. IFF hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all of the Notes of each series and the performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company.

(3)    Release and Substitution. IFF is hereby substituted for the Company under the Indenture and Notes and references therein to the Company shall henceforth be deemed to be to IFF, the Company is hereby released from any further obligation under the Indenture and Notes, IFF’s Guarantee under the Indenture is hereby released and the Indenture and Notes shall be deemed correspondingly amended to reflect and implement the foregoing.

Exhibit F-1

(4)    Effect upon Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

(5)    Execution and Delivery. IFF agrees that the Supplemental Indenture shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Supplemental Indenture on the Notes.

(6)    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(7)    Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and such signatures shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, including without limitation, digital signature provided by Docusign (or such other digital signature provider as specified in writing to Trustee by the authorized representative), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

(8)    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(9)    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by IFF and the Company.

[Signature pages follow]

Exhibit F-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

NUTRITION & BIOSCIENCES, INC.

By:
Name:
Title:

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Exhibit F-3